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Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
ETOYS, INC., et al.,	)	Case Nos. 01-0706 (MFW)
	)	through 01-0709 (MFW)
Debtors.	)
)
)

REVISED FIRST AMENDED CONSOLIDATED LIQUIDATING PLAN
OF REORGANIZATION OF EBC I, INC., F/K/A ETOYS, INC., AND
ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

Dated: August 5, 2002

MORRIS, NICHOLS, ARSHT & TUNNELL Robert J. Dehney (#3578) Gregory W. Werkheiser (#3553) Michael G. Busenkell (#3933) 1201 N. Market Street, P.O. Box 1347 Wilmington, Delaware 19899-1347
Attorneys to Debtors and Debtors in Possession

        PURSUANT TO SECTION 1125 OF TITLE 11 OF THE UNITED STATES CODE, NOTHING CONTAINED IN THIS PLAN SHOULD BE CONSTRUED AS CONSTITUTING A SOLICITATION OF ACCEPTANCES OF THIS PLAN UNTIL SUCH TIME AS THE DEBTORS' DISCLOSURE STATEMENT (AS DEFINED HEREIN) HAS BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND DISTRIBUTED, WITH APPROPRIATE BALLOTS, TO ALL HOLDERS OF IMPAIRED CLAIMS AGAINST THE DEBTORS ENTITLED TO VOTE ON THE PLAN. THE DEBTORS RESERVE THE RIGHT TO FILE AMENDMENTS AND/OR MODIFICATIONS TO THE PLAN AND DISCLOSURE STATEMENT FROM TIME TO TIME UNTIL A DISCLOSURE STATEMENT AND PLAN PROPOSED BY THE DEBTORS IS APPROVED BY THE BANKRUPTCY COURT. REFERENCE IS MADE TO SUCH DISCLOSURE STATEMENT FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION, THE DEBTORS' HISTORY, BUSINESSES, PROPERTIES, RESULTS OF OPERATIONS AND A SUMMARY AND ANALYSIS OF THIS PLAN. ALL CLAIMANTS AND EQUITY INTEREST HOLDERS ARE HEREBY ADVISED AND ENCOURAGED TO READ THE DISCLOSURE STATEMENT AND THIS PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

        THIS PLAN AND THE DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THIS PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

        AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTUAL, THREATENED OR POTENTIAL ACTIONS, THIS PLAN AND THE DISCLOSURE STATEMENT SHALL NOT BE DEEMED OR CONSTRUED AS AN ADMISSION, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

(i)

1.48.	General Distribution Fund	5
1.49.	Gift Certificate Claim	5
1.50.	Gift Certificate Number	5
1.51.	Group A Distribution Fund	6
1.52.	Group A Litigation Claims	6
1.53.	Group B Distribution Fund	6
1.54.	Group B Litigation Claim	6
1.55.	Holder	6
1.56.	Indenture	6
1.57.	Indenture Trustee	6
1.58.	Indenture Trustee Charging Lien	6
1.59.	Indenture Trustee Prepetition Fees and Expenses	6
1.60.	Insider	7
1.61.	Insurance Claim	7
1.62.	Insurance Policy	7
1.63.	Intercompany Claim	7
1.64.	Interest	7
1.65.	Interest Distribution Record Date	7
1.66.	Lien	7
1.67.	Litigation Claims	7
1.68.	Litigation Reserve	7
1.69.	Net Proceeds	7
1.70.	Note Claim	8
1.71.	Notes	8
1.72.	Old Common Stock of [Debtor]	8
1.73.	Other Unsecured Claim	8
1.74.	PEDC	8
1.75.	Person	8
1.76.	Petition Date	8
1.77.	Plan	8
1.78.	Plan Administrator	8
1.79.	Plan Administrator Agreement	8
1.80.	Plan Supplement	8
1.81.	Priority Non-Tax Claim	8
1.82.	Priority Tax Claim	8
1.83.	Qualified Debtor Representative	8
1.84.	Ratable, Ratably or Ratable Share	9
1.85.	Released Party	9
1.86.	Reorganized Debtor	9
1.88.	Schedule of Assets and Liabilities	9
1.89.	Secured Claim	9
1.90.	Senior Unsecured Claim	9
1.91.	Solicitation Procedures Order	9
1.92.	Statement of Financial Affairs	10
1.93.	Substantive Consolidation Order	10
1.94.	Transfer	10
1.95.	Unclaimed Property	10
1.96.	United States Trustee	10
1.97.	Unsecured Claim	10
1.98.	Wind-down Budget	10

(ii)

1.99.	Wind-down Reserve	10
Article II. METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS AND GENERAL PROVISIONS		11
2.1.	General Rules of Classification	11
2.2.	Holders of Claims Entitled to Vote	11
2.3.	Administrative Claims, Priority Tax Claims and Fee Claims	11
2.4.	Special Provision Regarding Unimpaired Claims	11
2.5.	Elimination of Vacant Classes	11
2.6.	Bar Dates for Administrative Claims/General Unsecured Claims	11
2.7.	Bar Date for Fee Claims	12
Article III. UNCLASSIFIED CLAIMS		12
3.1.	Administrative Claims	12
3.2.	Priority Tax Claims	12
3.3.	Fee Claims	13
3.4.	Indenture Trustee Claims for Distribution Services	13
Article IV. CLASSIFICATION, TREATMENT AND VOTING OF CLAIMS AND INTERESTS		14
4.1.	Summary	14
4.2.	Class 1 (Priority Non-Tax Claims)	14
4.3.	Classification	14
4.4.	Class 2 (Secured Claims)	14
4.5.	Class 3 (Convenience Claims)	15
4.6.	Class 4A (Senior Unsecured Claims)	15
4.7.	Class 4B (Note Claims)	16
4.8.	Class 4C (Other Unsecured Claims)	16
4.9.	Class 5 (Intercompany Claims)	17
4.10.	Class 6 (Interests)	17
Article V. IMPLEMENTATION		17
5.1.	The Reorganized Debtor	17
5.2.	Powers	18
5.3.	Plan Administrator	18
5.4.	Creditors' Committee and Post-Effective Date Committee	21
5.5.	Standing of Plan Administrator and PEDC	22
5.6.	Investments	23
5.7.	Revesting of Assets	23
5.8.	Exemption from Certain Transfer Taxes	23
5.9.	Asset Sales	23
5.10.	Setoffs	24
5.11.	Compromise of Controversies	24
5.12.	Withdrawal of the Plan	24
5.13.	Cramdown	25
5.14.	Creation and Funding of Reserves	25
5.15.	Wind-down Cost and Administrative/Priority Payment	25
5.16.	Funding of the Plan	25
5.17.	General Distribution Fund	26
5.18.	Group A Distribution Fund	26
5.19.	Group B Distribution Fund	27

(iii)

5.20.	Employee Programs	27
5.21.	Retention of Actions and Defenses	27
5.22.	Preservation of Escrows	28
5.23.	Special Provisions Regarding Insurance Claims	28
5.24.	Non-Cash Property	28
5.25.	Closing of Chapter 11 Cases	28
Article VI. SUBSTANTIVE CONSOLIDATION		29
6.1.	Substantive Consolidation	29
6.2.	Order Granting Substantive Consolidation	29
6.3.	Merger of Subsidiaries into the Reorganized Debtor	29
Article VII. EFFECT OF THE PLAN ON CLAIMS AND INTERESTS		30
7.1.	Surrender of Securities and Cancellation of Stock	30
7.2.	Releases and Exculpation	30
Article VIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES		32
8.1.	Assumption or Rejection of Executory Contracts and Unexpired Leases	32
8.2.	Bar Date for Rejection Damages	33
Article IX. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS		33
9.1.	Objection Deadline; Authority to Object	33
9.2.	Estimation of Claims	34
9.3.	Amendments to Claims	35
9.4.	Authority to Settle Disputed Claims	35
Article X. DEBTORS' CAUSES OF ACTION		35
10.1.	Litigation Claims Generally	35
10.2.	Authority To Prosecute Litigation Claims	36
10.3.	Authority To Prosecute Litigation Claims	36
Article XI. DISTRIBUTIONS		37
11.1.	No Distributions Pending Allowance	37
11.2.	No Recourse	37
11.3.	Transmittal of Distributions and Notices	37
11.4.	Unclaimed Property	38
11.5.	Withholding Taxes and Expenses of Distribution	39
11.6.	Distributions to Holders of Notes	39
11.7.	Allocation of Plan Distributions Between Principal and Interest	39
11.8.	Disputed Payment	39
11.9.	Distribution Record Date	39
11.10.	Interest on Claims	40
11.11.	Miscellaneous Distribution Provisions	40
Article XII. CONFIRMATION AND CONSUMMATION OF THE PLAN		40
12.1.	Confirmation Date	40
12.2.	Effective Date	41
12.3.	Waiver of Conditions to Confirmation and Consummation	41

(iv)

12.4.	Effect of Nonoccurrence of the Conditions to Consummation	41
Article XIII. ADMINISTRATIVE PROVISIONS		41
13.1.	Retention of Jurisdiction	41
13.2.	Amendments	43
13.3.	Severability of Plan Provisions	43
13.4.	Successors and Assigns	44
13.5.	Governing Law	44
13.6.	Corporate Action	44
13.7.	Effectuating Documents and Further Transactions	44
13.8.	Plan Supplement	44
13.9.	Confirmation Order and Plan Control	44
13.10.	Payment of Statutory Fees	45
13.11.	Rules of Construction	45
13.12.	Notices	45
13.13.	No Admissions	46

(v)

INTRODUCTION

        These Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. The Plan contemplates the substantive consolidation of the Debtors for voting and distribution purposes. The Plan is proposed by the Debtors. Reference is made to the Disclosure Statement for a discussion of, among other things, the Debtors' history, businesses, historical financial information and properties, and for a summary and analysis of the Plan. All creditors entitled to vote on the Plan should review the Disclosure Statement before voting to accept or reject the Plan. In addition, there are other agreements and documents which have been filed which are referenced in the Plan and/or the Disclosure Statement and which are available for review. No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

ARTICLE I.

DEFINITIONS

        The capitalized terms set forth below shall have the following meanings:

        1.1.    Administrative Claim means an unsecured Claim, other than a Fee Claim, for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services rendered); and (b) all fees and charges assessed against the Estates pursuant to section 1930 of title 28 of the United States Code.

        1.2.    Affiliate Debtor means, individually or collectively, the following debtors and debtors-in-possession in Chapter 11 Case No. 01-0706 (MFW), pending in the Bankruptcy Court: EBC Distribution, LLC, f/k/a eToys Distribution, LLC, PMJ Corporation and eKids, Inc.

        1.3.    Allowed Claim means a Claim to the extent such Claim is: (a) either: (i) scheduled by a Debtor pursuant to the Bankruptcy Code and Bankruptcy Rules in a liquidated amount and not listed as contingent, unliquidated, zero, undetermined or disputed; or (ii) proof of which has been timely filed, or deemed timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules and/or any applicable Final Orders of the Bankruptcy Court, or late filed with leave of Court; and (b) either (i) not objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules and/or applicable orders of the Bankruptcy Court or (ii) that has otherwise been allowed by a Final Order or pursuant to this Plan. An Allowed Claim: (y) includes a previously Disputed Claim to the extent such Disputed Claim becomes allowed when the context so requires; and (z) shall be net of any valid setoff amount based on a valid offset right, which valid setoff amount shall be deemed to have been setoff in accordance with the provisions of this Plan. Unless otherwise expressly provided herein, in the Confirmation Order or in another Final Order of the Bankruptcy Court, the term "Allowed Claim" shall not, for the purposes of computation of Distributions under the Plan include interest accruing from and after the Petition Date.

        1.4.    Allowed [Class Designation] Claim means an Allowed Claim in the specified Class. For example, an Allowed Convenience Claim is an Allowed Claim in the Class designated herein as Class 3.

        1.5.    Amended Certificate of Incorporation and By-Laws means the Reorganized Debtor's certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended by the Plan.

        1.6.    Available Cash means, as determined from time to time by the Plan Administrator, all unrestricted Cash of the Estates on or after the Effective Date, after deduction of, without duplication: (a) amounts to be distributed to holders of Fee Claims; (b) actual post-Petition Date expenses and liabilities of the Estates that have not been paid, including expenses which accrued prior to the Effective Date; (c) amounts held in the Wind-Down Reserve or Litigation Reserve; (d) Net Proceeds of the Group A Litigation Claims and the Net Proceeds of the Group B Litigation Claims; and (e) Cash to be distributed to or reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims, Fee Claims and Convenience Claims.

        1.7.    Ballot means the ballot distributed to each eligible claimant by the Balloting Agent, on which ballot such claimant may, inter alia, vote for or against the Plan.

        1.8.    Ballot Deadline means the date and time set by the Bankruptcy Court by which the Balloting Agent must receive all Ballots.

        1.9.    Balloting Agent means the entity designated by the Bankruptcy Court to distribute, collect and tally Ballots from claimants. Initially, the Balloting Agent is Bankruptcy Management Corporation.

        1.10.    Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended.

        1.11.    Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware.

        1.12.    Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court (including any applicable local rules of the United States Bankruptcy Court for the District of Delaware), as now in effect or hereafter amended.

        1.13.    Business Day means any day except a Saturday, Sunday, or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

        1.14.    Cash means cash and cash equivalents, including but not limited to bank deposits, checks, and other similar items.

        1.15.    Chapter 11 Case means the chapter 11 case of each Debtor pending before the Bankruptcy Court.

        1.16.    Claim means a claim against a Debtor, whether or not asserted, known or unknown, as such term is defined in section 101(5) of the Bankruptcy Code. Pursuant to Bankruptcy Rule 3003(c)(4), a proof of claim or interest filed in accordance with Bankruptcy Rule 3003 and any Final Order of the Bankruptcy Court supersedes any scheduling of that claim or interest on the Debtors' respective Schedules of Assets and Liabilities pursuant to section 521(1) of the Bankruptcy Code.

        1.17.    Claim Distribution Record Date means initially, the Confirmation Date, and subsequently, the last Business Day that is 30 days prior to any subsequent Distribution Date.

        1.18.    Claims Objection Deadline means the last day for filing objections to Claims and Interests, which day shall be the later of (a) one hundred eighty (180) days after the Effective Date or (b) sixty (60) days after the filing of a proof of claim for, or request for payment of, such Claim or Interest, or such other date as the Bankruptcy Court may order.

        1.19.    Class means a group of Claims or Interests described in Articles II and IV of the Plan.

        1.20.    Class [Class Designation] Reserve means a reserve established to pay Allowed Claims and a reserve for Disputed Claims in each Class in accordance with the funding priorities established pursuant to this Plan.

        1.21.    Committee Member Matter means collectively or individually (a) any objection to any Claim filed by, for or on behalf any member (whether voting or ex officio) of the Creditors' Committee or the PEDC, or any Insider of a member of the Creditors' Committee or the PEDC and (b) any Litigation

Claim against any member (whether voting or ex officio) of the Creditors' Committee or the PEDC, or any Insider of a member (whether voting or ex officio) of the Creditors' Committee or the PEDC. For the purpose of this section 1.21 of the Plan, the term "insider" shall have the meaning ascribed to such term in section 101(31) of the Bankruptcy Code, except that the term "insider" as used here shall be used as if in each instance in section 101(31) of the Bankruptcy Code where the term "debtor" appears the term "member (whether voting or ex officio) of the Creditors' Committee or member of the PEDC" appeared instead.

        1.22.    Confirmation Date means the date the Bankruptcy Court enters the Confirmation Order on its docket.

        1.23.    Confirmation Hearing means the hearing pursuant to which the Bankruptcy Court enters the Confirmation Order.

        1.24.    Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

        1.25.    Convenience Claim means a Claim that otherwise would be an Other Unsecured Claim that has a Face Value of (a) $50.00 or less or (b) more than $50.00 if the Holder has properly made the Convenience Class Election on a Ballot properly cast by the Ballot Deadline.

        1.26.    Convenience Class Election means the election available to a Holder of one or more Other Unsecured Claim with aggregate Face Amounts in excess of $50.00 to have such Claim treated as a Convenience Claim provided the Holder of such Other Unsecured Claim(s) has agreed to reduce such Claim(s) for purposes of voting and Distributions under the Plan to a single Claim in an amount equal to or less than $50.00. The Convenience Class Election must be made at the time of balloting for voting to accept or reject the Plan and clearly indicated on the Holder's Ballot; provided, however, that, if any Claim that is otherwise eligible for the Convenience Class Election is a Disputed Claim at the time of balloting, the Convenience Class Election may be made in a Final Order allowing such Claim. Once a Convenience Class Election has been made with respect to a Claim, such election shall be irrevocable except with the written consent of the Debtors or the Plan Administrator. Whether a Holder of a Claim has properly made a Convenience Class Election shall have no effect on whether such Claim is or may become a Disputed Claim or an Allowed Claim.

        1.27.    Creditors' Committee means the Official Committee of Unsecured Creditors in the Chapter 11 Cases, as appointed by the United States Trustee and reconstituted from time to time.

        1.28.    Debtors means, individually, eToys or any of the Affiliate Debtors and, collectively, all of eToys and the Affiliated Debtors.

        1.29.    Disbursing Agent means the Plan Administrator or any third party designated by the Debtors or the Plan Administrator, with the consent (such consent not to be unreasonably withheld) of the Creditors' Committee or the PEDC, as appropriate, to serve as disbursing agent under the Plan.

        1.30.    Disbursing Agent Agreement means the certain written agreement, if any, pursuant to which the Disbursing Agent shall cause Distributions to be made pursuant to and in accordance with the Plan and perform other services set forth in the Disbursing Agent Agreement and the Plan.

        1.31.    Disclosure Statement means the Disclosure Statement that relates to this Plan and is approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented (and all exhibits and schedules annexed thereto or referred to therein).

        1.32.    Disclosure Statement Order means the order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

        1.33.    Disputed Claim means that portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim. For the purposes of the Plan, a Claim shall be considered a Disputed Claim in its entirety before the time that an objection has been or may be filed if: (a) the amount or classification of the Claim specified in the relevant proof of claim exceeds the amount or is different from the classification of any corresponding Claim scheduled by the relevant Debtor in its Schedules of Assets and Liabilities; (b) any corresponding Claim scheduled by the relevant Debtor has been scheduled as disputed, contingent or unliquidated; or (c) no corresponding Claim has been scheduled by the relevant Debtor in its Schedules of Assets and Liabilities.

        1.34.    Disputed [Class Designation] Claim Reserve means the reserve established by the Plan Administrator to hold an amount of Cash equal to the aggregate amount which each Holder of a Disputed Claim in such Class would be entitled to receive if such Disputed Claim was then an Allowed Claim in the full amount asserted by such Holder, or based upon an estimation of such Disputed Claim pursuant to the Estimation Order, as the case may be.

        1.35.    Distribution means the distribution in accordance with this Plan of Cash or other property, as the case may be.

        1.36.    Distribution Address means the address set forth in the relevant proof of claim. If no proof of claim is filed with respect to a particular Claim, such defined term means the address set forth in the relevant Debtor's Schedules of Assets and Liabilities or register maintained for registered securities.

        1.37.    Distribution Date means: (a) with respect to Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims and Convenience Claims, the date that is the later of (i) the Effective Date (or as soon thereafter as reasonably practicable) and (ii) the date (or as soon thereafter as is reasonably practicable) such Claims become Allowed Claims or otherwise become payable under the Plan; (b) with respect to Fee Claims, the date (or as soon thereafter as reasonably practicable) that such Claims are allowed by Final Order of the Bankruptcy Court; (c) with respect to Senior Unsecured Claims, Note Claims and Other Unsecured Claims (subject to the priority scheme set forth in the Plan), (i) initially, as soon as reasonably practicable after the Effective Date, and (ii) subsequently, the first Business Day that is ninety (90) days after the immediately preceding Distribution Date for Classes 4A, 4B or 4C, or in the case of either this subsection (c)(i) or (c)(ii), such earlier or later date established by the Bankruptcy Court or designated by the Plan Administrator in his/her reasonable discretion (on notice to the Debtors or the Reorganized Debtor, as appropriate, and the Creditors' Committee or the PEDC, as appropriate, only). With respect to Secured Claims, occurrence of the Distribution Date shall be subject, if applicable, to Estates' receipt of the Net Proceeds of the sale of the relevant collateral.

        1.38.    Effective Date means: (a) if no stay of the Confirmation Order is in effect, the first Business Day after the date all of the conditions set forth in Section 12.2 hereof have been satisfied or waived as set forth in Section 12.3 hereof, or such later date as may reasonably be agreed to by the Debtors and the Creditor's Committee; or (b) if a stay of the Confirmation Order is in effect, on the first Business Day (or such later date as may reasonably be agreed by the Debtors and the Creditor's Committee) after the later of: (i) the date such stay is vacated or any appeal, rehearing, remand or petition for certiorari is resolved in a manner that does not reverse or materially modify the Confirmation Order; and (ii) the date each condition set forth in Section 12.2 hereof has been satisfied or waived as set forth in Section 12.3 hereof.

        1.39.    Estate means the relevant estate created in each of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

        1.40.    Estimation Order means an order or orders of the Bankruptcy Court estimating for voting, distribution and other proper purposes under the Bankruptcy Code (under section 502(c) of the Bankruptcy Code) the aggregate (and if applicable, individual) Face Amount of Disputed Claims, whether classified or unclassified under this Plan. The defined term Estimation Order includes the Confirmation Order if the Confirmation Order grants the same relief that would have been granted in a separate Estimation Order.

        1.41.    eToys means EBC I, Inc., formerly known as eToys, Inc.

        1.42.    eToys Distribution means EBC Distribution, LLC, formerly known as eToys Distribution, LLC.

        1.43.    Executory Contract Schedule means the schedule of executory contracts and unexpired leases designated by the Debtor for, as may be the case, assumption or assumption and assignment as of the Effective Date of the Plan, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code and Section 8.1 of this Plan, which shall be in substantially the form contained in the Plan Supplement.

        1.44.    Face Amount means: (a) with respect to any Claim for which a proof of claim is filed, an amount equal to: (i) the liquidated amount, if any, set forth therein; or (ii) any other amount set forth in an Estimation Order; or (b) with respect to any Claim scheduled in the relevant Debtor's Schedules of Assets and Liabilities, but for which no proof of claim is filed, the amount of the Claim scheduled as undisputed, noncontingent and liquidated.

        1.45.    Fee Claim means (a) a Claim of a professional person retained by order of the Bankruptcy Court for compensation and/or reimbursement of expenses pursuant to section 327, 328, 330 or 331 of the Bankruptcy Code in connection with the Chapter 11 Cases, (b) a Claim of any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to sections 503(b)(3)(F) or 503(b)(4) of the Bankruptcy Code.

        1.46.    Fee Order means the Bankruptcy Court's "Order Under sections 105(a) and 331 Of The Bankruptcy Code Establishing Procedures For Interim Compensation And Reimbursement Of Expenses For Professionals And Official Committee Members" dated March 7, 2001 (D.I. 8), in the Chapter 11 Cases, as may have been amended or supplemented from time to time.

        1.47.    Final Order means an order or judgment of the Bankruptcy Court, as entered on the docket of the Bankruptcy Court, that has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

        1.48.    General Distribution Fund means the fund which shall be established on the Effective Date by the Plan Administrator and funded from time to time with Available Cash to pay (in the event any payments are to be made to holders of such Claims) Allowed Senior Unsecured Claims, Note Claims and Other Unsecured Claims pursuant to the provisions of the Plan.

        1.49.    Gift Certificate Claim means any Claim for redemption of a gift certificate issued from eToys' web site on or before the Petition Date to the extent any portion of such gift certificate remained unused as of the Petition Date and has not been paid from a source other than the assets of the Debtors' Estates.

        1.50.    Gift Certificate Number means the unique fifteen digit alpha-number identification number by which eToys identified each gift certificate issued through its web site.

        1.51.    Group A Distribution Fund means the fund which shall be established on the Effective Date by the Plan Administrator and funded from time to time with the Net Proceeds of the Group A Litigation Claims to pay (in the event any payments are to be made to holders of such Claims) Allowed Senior Unsecured Claims, Note Claims and Other Unsecured Claims pursuant to the provisions of the Plan.

        1.52.    Group A Litigation Claims means any claim, right or cause of action (including, without limitation, any claim, right or cause of action accruing or incorporated under chapter 5 of the Bankruptcy Code), other than the Group B Litigation Claims, which may be asserted by or on behalf of a Debtor, whether known or unknown, in law, equity or otherwise, other than any claim, right or cause of action which has been waived pursuant to the Plan, the Confirmation Order or another Bankruptcy Court order in the Chapter 11 Cases entered prior to the Effective Date. As used in this Section 1.52, the term Debtor includes the Estate of any and all Debtors.

        1.53.    Group B Distribution Fund means the fund which shall be established on the Effective Date by the Plan Administrator and funded from time to time with the Net Proceeds of the Group B Litigation Claims to pay (in the event any payments are to be made to holders of such Claims) Allowed Senior Unsecured Claims, Note Claims and Other Unsecured Claims pursuant to the provisions of the Plan.

        1.54.    Group B Litigation Claim means (a) any claim, right or cause of action which has been or may be asserted by or on behalf of a Debtor, whether known or unknown, in law, equity or otherwise against Goldman, Sachs & Co. arising out of or related to its underwriting of eToys' initial public offering of common stock (the "IPO"), including, without limitation, the claims, rights and causes of action asserted by the Creditors' Committee in the lawsuit captioned EBC I, Inc. f/k/a eToys, Inc., by the Official Committee of Unsecured Creditors of EBC I, Inc. against Goldman, Sachs & Co., Index No. 02661805, pending in the Supreme Court of the State of New York, County of New York and (b) any claim, right or cause of action which has been or may be asserted by or on behalf of a Debtor, whether known or unknown, in law, equity or otherwise relating to the IPO against any other entity which acted as an underwriter in connection with the IPO. As used in this Section 1.54, the term Debtor includes the Estate of any and all Debtors.

        1.55.    Holder means a Person holding an Interest or a Claim.

        1.56.    Indenture means the Indenture, dated as of December 6, 1999 by eToys, Inc., as issuer, and U.S. Bank Trust N.A., as trustee, with respect to the Notes, as the same may have been amended as of the Petition Date.

        1.57.    Indenture Trustee means U.S. Bank Trust National Association, as indenture trustee under the Indenture, or any successor indenture trustee under the Indenture.

        1.58.    Indenture Trustee Charging Lien means any lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustee is entitled, pursuant to the Indenture, against Distributions to be made to holders of Note Claims for payment of the unpaid reasonable compensation, fees, expenses, disbursements and indemnity claims, including without limitation, attorneys' and agents' fees, expenses and disbursements incurred, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan, by the Indenture Trustee under the Indenture.

        1.59.    Indenture Trustee Prepetition Fees and Expenses means any Claim asserted by the Indenture Trustee for reimbursement of reasonable fees, expenses, disbursements and attorneys' and agents' fees incurred prior to the Petition Date by the Indenture Trustee in connection with services rendered under the Indenture.

        1.60.    Insider shall have the meaning ascribed to such term in section 101(31) of the Bankruptcy Code.

        1.61.    Insurance Claim means any Claim against a Debtor that the Debtors assert is payable, in whole or in part, under any Insurance Policy.

        1.62.    Insurance Policy means any policy of insurance and any agreements relating thereto that may be available to provide coverage for Claims against a Debtor, including but not limited to statutorily mandated workers' compensation programs in effect on the Petition Date providing compensation, paid for by third parties, to employees of the Debtors for job-related injuries or job-related illnesses.

        1.63.    Intercompany Claim means a Claim of any Debtor against another Debtor.

        1.64.    Interest means an equity security, within the meaning of section 101(16) of the Bankruptcy Code, in a Debtor. For purposes of voting and Distributions under the Plan, the defined term Interest shall include a Claim against a Debtor that is subject to subordination under section 510(b) of the Bankruptcy Code and: (a) arises from rescission of a purchase or sale of any Interest in a Debtor; (b) arises from damages resulting from the purchase or sale of any such security; or (c) is for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim of the type described in clause (a) or (b) of this sentence.

        1.65.    Interest Distribution Record Date means the date that is fifteen (15) days after the Effective Date.

        1.66.    Lien has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code (but a lien that has or may be avoided pursuant to any claim, right or cause of action accruing or incorporated under chapter 5 of the Bankruptcy Code shall not constitute a Lien).

        1.67.    Litigation Claims means the Group A Litigation Claims and the Group B Litigation Claims.

        1.68.    Litigation Reserve means the reserve in an amount to be determined by the Plan Administrator (excluding fees and costs incurred for pursuing and collecting the Group A Litigation Claims and the Group B Litigation Claims to the extent that such fees and claims are incurred on a contingency fee basis and deducted from the amount of gross recoveries on such claims) with the consent of the PEDC (such consent not to be unreasonably withheld), subject to increase in the discretion of the Plan Administrator, in consultation with the Creditors' Committee or PEDC, as appropriate, to be established on the Effective Date by the Plan Administrator to fund the costs of pursuing the Group A Litigation Claims and the Group B Litigation Claims in accordance with this Plan.

        1.69.    Net Proceeds means the Cash consideration received from the sale, Transfer, or collection of property of the Estates or the conversion of such property to Cash in some other manner as contemplated in this Plan, whether occurring prior to or after the Effective Date, less the reasonable, necessary and customary expenses attributable to such sale, Transfer, collection or conversion, including costs of curing defaults under executory contracts that are assigned, paying personal property or other taxes accruing in connection with such sale, Transfer or conversion or such property, brokerage fees and commissions, collection costs, reasonable attorneys' fees and expenses and any applicable taxes or other claims of any governmental authority in connection with such property and any escrows or accounts established to hold funds for purchase price adjustments, indemnification claims, or other purposes in connection with such sale, Transfer or collection; provided, however, that upon the release to the Debtors or the Plan Administrator of funds from such escrows or accounts, such funds shall become Net Proceeds of the relevant sale, Transfer or collection.

        1.70.    Note Claim means the Claim of the Indenture Trustee under the Indenture or the Claim of any Holder of Notes for the payment of any principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of such Notes.

        1.71.    Notes means the 6.25% Convertible Subordinated Notes due December 1, 2004, under the Indenture.

        1.72.    Old Common Stock of [Debtor] means the preconfirmation common stock of or other equity interest in a specified Debtor issued and outstanding or held in treasury as of the applicable record date.

        1.73.    Other Unsecured Claim means an Unsecured Claim, other than: (a) a Convenience Claim; (b) a Senior Unsecured Claim; or (c) a Note Claim.

        1.74.    PEDC means the post-Effective Date committee of Unsecured Creditors which may be appointed by the Creditors' Committee which shall have those duties and responsibilities described in the Plan, the Confirmation Order and the Plan Administrator Agreement.

        1.75.    Person means any individual, corporation, partnership, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, the Creditors' Committee, Interest Holders, Holders of Claims, current or former employees of any Debtor, or any other entity.

        1.76.    Petition Date means March 7, 2001.

        1.77.    Plan means this First Amended Consolidated Liquidating Plan of Reorganization, dated as of the date set forth on the first page hereof, for each of the Debtors, together with any amendments or modifications hereto as the Debtors may file hereafter in accordance with the terms of the Plan (such amendments or modifications only being effective if approved by order of the Bankruptcy Court to the extent such approval is necessary).

        1.78.    Plan Administrator means the person selected by the Creditors' Committee with the consent of the Debtors (such consent not to be unreasonably withheld) on or before five (5) Business Days prior to the commencement of the Confirmation Hearing, or such other date as may be fixed by the Bankruptcy Court, to supervise the process of liquidating the Debtors' Assets and property and effecting Distributions in accordance with the provisions of the Plan, Plan Administrator Agreement and Confirmation Order.

        1.79.    Plan Administrator Agreement means the Plan Administrator Agreement substantially in the form to be set forth in the Plan Supplement as it may be effect from time to time or may be amended upon Bankruptcy Court approval, after notice and an opportunity for a hearing.

        1.80.    Plan Supplement means the form of documents specified in Section 13.8 of the Plan, which are incorporated herein by reference.

        1.81.    Priority Non-Tax Claim means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; (b) a Priority Tax Claim; and (c) a Fee Claim.

        1.82.    Priority Tax Claim means a Claim for taxes entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

        1.83.    Qualified Debtor Representative means: (a) any current or former partner, officer, director or employee of any Debtor if such party served in such capacity on or after the Petition Date, but specifically excluding (i) any Insider identified as a recipient of a Transfer from any Debtor in response to question 3.b. and/or question 21 on the respective Statements of Financial Affairs of any Debtor and (ii) any Person who is or was a party to an Indemnification Agreement with eToys dated on or about December 11, 2000 and/or named as a beneficiary under the Trust Agreement dated on or about December 15, 2000 by and among eToys, as Grantor, and U.S. Bank Trust National Association, as Trustee; (b) any current or former attorney, accountant, financial advisor or other professional of the Debtor retained pursuant to an order of the Bankruptcy Court (in such capacity), other than Collateral Logistics, Inc., and Goldman, Sachs & Co., if such party served in such capacity on or after the Petition Date; and (c) notwithstanding anything to the contrary in subsection (a) of this Section 1.83 of the Plan, David F. Gatto, Barry Gold, David Haddad, Peter Juzwiak, John Nutt and Jane Saccaro.

        1.84.    Ratable, Ratably or Ratable Share means a number (expressed as a percentage) equal to the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of: (a) Allowed Claims plus (b) Disputed Claims (in their aggregate Face Amount) in such Class as of the date of determination.

        1.85.    Released Party means: (a) the Plan Administrator, any current or former agent, representative, attorney, accountant, financial advisor or other professional of the Plan Administrator; (b) the Debtors or any Debtor; (c) any Qualified Debtor Representative; and (d) the Creditors' Committee, any member of the Creditors' Committee (solely in such capacity as a member of the Creditors' Committee), and any current or former agent, representative, attorney, accountant, financial advisor or other professional retained by the Committee with Court approval.

        1.86.    Reorganized Debtor means EBC I, Inc., formerly known as eToys, Inc., on or after the Effective Date.

        1.87.    Residual Equity Assets means as determined from time to time by the Plan Administrator, any unrestricted Cash of the Estates on or after the Effective Date, after deduction of, without duplication: (a) amounts to be distributed to holders of Fee Claims; (b) actual and anticipated post-Petition Date expenses and liabilities of the Estates that have not been paid, including expenses which accrued prior to the Effective Date and expenses which accrue in connection with implementation of the Plan and the making of Distributions thereunder; (c) amounts held in the Wind-Down Reserve or Litigation Reserve; and (d) Cash to be distributed to or reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims, Fee Claims, Convenience Claims and Unsecured Claims.

        1.88.    Schedule of Assets and Liabilities means, as amended, supplemented or modified, a Debtor's schedule of assets and liabilities filed with the Bankruptcy Court pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code.

        1.89.    Secured Claim means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, Lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the Holder's interest in such property as of the relevant determination date. The defined term Secured Claim includes any Claim that is: (i) subject to an offset right under applicable law; and (ii) a secured claim against any of the Debtors pursuant to sections 506(a) and 553 of the Bankruptcy Code. Such defined term shall not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code.

        1.90.    Senior Unsecured Claim means any Unsecured Claim that constitutes "Senior Debt" as defined in Section 1.1 of the Indenture.

        1.91.    Solicitation Procedures Order means the Order entered by the Clerk of the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

        1.92.    Statement of Financial Affairs means, as amended, supplemented or modified, a Debtor's statement of financial affairs filed with the Bankruptcy Court pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code.

        1.93.    Substantive Consolidation Order means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases as provided in Article VI of the Plan.

        1.94.    Transfer means any sale, assignment, lease, transfer, encumbrance, Lien, exchange, mortgage, pledge, hypothecation or other disposition, or the creation of a security interest, in whole or in part.

        1.95.    Unclaimed Property means any Cash or other distributable property unclaimed on or after the Effective Date or the date that is ninety (90) days subsequent to the date of a Distribution in respect of an Allowed Claim. Unclaimed Property shall include: (a) checks (and the funds represented thereby) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no Distribution Address to mail or deliver such property was available, notwithstanding efforts by the Debtors or the Plan Administrator to locate such address which were commercially reasonable under the circumstances. The Debtors' efforts to make distributions the holders of Gift Certificate Claims in accordance with the procedures described in Section 11.3 hereof are deemed commercially reasonable.

        1.96.    United States Trustee means the Office of the United States Trustee for the District of Delaware.

        1.97.    Unsecured Claim means any Claim that is not: (a) an Administrative Claim; (b) a Priority Non-Tax Claim; (c) a Priority Tax Claim; (d) a Fee Claim; (e) a Secured Claim; (f) a Convenience Claim; (g) an Intercompany Claim; or (g) an Interest.

        1.98.    Wind-down Budget means a budget acceptable to the Debtors and the Creditors' Committee to be prepared by the Debtors and/or the Creditors' Committee or their respective financial advisors, estimating the funds necessary to administer the Plan and wind-down the Debtors' affairs, including, but not limited to, the costs of holding and liquidating Estate property, objecting to Claims, making the Distributions required by the Plan, paying cure amounts, if any, for contracts and leases on the Executory Contract Schedule, prosecuting Litigation Claims in accordance with the Plan, paying taxes, filing tax returns, paying professionals' fees, providing for the purchase of errors and omissions insurance and/or other form of indemnification for the Plan Administrator, and other necessary and usual business expenses.

        1.99.    Wind-down Reserve means the reserve to be established on the Effective Date by the Plan Administrator, in consultation with the Creditors' Committee or the PEDC, as appropriate, in accordance with the terms of the Wind-Down Budget to fund the winding up of the affairs of the Debtors and administering the Plan. After the Effective Date, the Wind-down Reserve shall be supplemented to extent necessary with Net Proceeds from the collection, sale, liquidation or other disposition of any non-Cash property of the Debtors existing or created on or created after the Effective Date, including Litigation Claims, to the extent such property has not otherwise been allocated pursuant to the terms of the Plan (e.g., in the case of Secured Claims).

Article II.

METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS AND GENERAL PROVISIONS

        2.1.    General Rules of Classification

        A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. Notwithstanding anything to the contrary in this Plan, the Disclosure Statement or any Ballot, the Debtors, Reorganized Debtor, Plan Administrator, Creditors' Committee and PEDC reserve their right at any time prior to the Claims Objection Deadline, after notice to any affected Claim Holder and opportunity for a hearing, to seek to reclassify any Claim from a Senior Unsecured Claim to an Unsecured Claim for the purpose of Distribution under this Plan.

        2.2.    Holders of Claims Entitled to Vote

        Each Holder of an Allowed Claim or the Holder of a Claim that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a) in an impaired Class of Claims against the Debtors shall be entitled to vote separately to accept or reject the Plan as provided in the Solicitation Procedures Order. Any unimpaired Class of Claims shall be deemed to have accepted the Plan. Any Class of Claims or Interests that will not receive or retain any property on account of such Claims or Interests under the Plan shall be deemed to have rejected the Plan.

        2.3.    Administrative Claims, Priority Tax Claims and Fee Claims.

        Administrative Claims, Fee Claims and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Article III in accordance with section 1123(a)(1) of the Bankruptcy Code. Priority Non-Tax Claims are classified in Class 1.

        2.4.    Special Provision Regarding Unimpaired Claims

        Except as otherwise provided in the Plan, nothing herein shall affect the rights and defenses, both legal and equitable, of the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC, as the case may be, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

        2.5.    Elimination of Vacant Classes

        Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 shall be deemed deleted from the Plan for purposes of voting on or rejection of the Plan, and for purposes of determining acceptances or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

        2.6.    Bar Dates for Administrative Claims/General Unsecured Claims

        (a)  With respect to Administrative Claims relating to the period from the Petition Date through October 30, 2001, except to the extent set forth in the Bankruptcy Court's Order, dated October 1, 2001 (D.I. 696) (the "Administrative Claim Bar Date Order"), establishing a bar date for Administrative

Claims, a Holder of such Administrative Claim must have filed a request for payment of such Claim by the applicable bar date of December 7, 2001 in order to be eligible to receive Distributions under the Plan on account of such Administrative Claim.

        (b)  To be eligible to receive Distributions under the Plan on account of an Administrative Claim not subject to the Administrative Claim Bar Date Order, all requests for payment of such Administrative Claims (other than Fee Claims) incurred before the Effective Date and not subject to the Administrative Claim Bar Date Order must be filed with Bankruptcy Management Corporation ("BMC"), Attn: eToys, Inc., Claims Processing Department, 1330 East Franklin Avenue, El Segundo, California 90245, so as to be received on or before 5:00 p.m. (Pacific Time) on the date that is the first Business Day after the date that is 20 days after the Effective Date. Any Person that fails to file such a request for payment with BMC on or before such time shall be forever barred from asserting such Claim against any of the Debtors, the Estates or their property, such Claim shall be discharged and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Claim.

        (c)  Any Person who has not heretofore received timely and proper notice of the bar date for filing general unsecured claims against the Debtors or any of them, and whose Claim has not previously been disallowed or fixed by prior Order of the Bankruptcy Court, shall have until confirmation of the Plan to file a proof of claim with BMC at the address set forth above. This Plan and Disclosure Statement shall serve as notice of such supplemental claims bar date. Any Person that fails to file such a proof of claim on or before such time and date shall be forever barred from asserting such Claim against any of the Debtors, the Estates or their property, such Claim shall be discharged, and the Holder thereof shall be enjoined from commencing, or continuing any action, employment of process or act to collect, offset or recover such Claim.

        2.7.    Bar Date for Fee Claims

        All proofs or applications for payment of Fee Claims must be filed with the Bankruptcy Court and served in accordance with the Fee Order by the date that is 45 days after the Effective Date (or, if such date is not a Business Day, by the next Business Day thereafter). Any Person or entity that fails to file and serve such a proof of Claim or application on or before such date shall be forever barred from asserting such Claim against any of the Debtors or their property and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Claim.

Article III.

UNCLASSIFIED CLAIMS

        3.1.    Administrative Claims

        Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Administrative Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid 100% of the unpaid allowed amount of such Administrative Claim in Cash on or as soon as reasonably practicable after the Distribution Date. Notwithstanding the immediately preceding sentence: (i) any Allowed Administrative Claims for goods sold or services rendered representing liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases involving trade or vendor Claims, subject to compliance with any applicable bar date, shall be paid by the Debtors or Plan Administrator in the ordinary course in accordance with the terms and conditions of any agreements relating thereto; and (ii) Administrative Claims of the United States Trustee for fees pursuant to 28 U.S.C. § 1930(a)(6) shall be paid in accordance with the applicable schedule for payment of such fees.

        3.2.    Priority Tax Claims

        Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Priority Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Tax Claim in Cash on or as soon as reasonably practicable after the Distribution Date; provided, however, that at the option of the Debtors or the Plan Administrator, as the case may be, the Reorganized Debtor may pay any Allowed Priority Tax Claim over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim as provided in Section 1129(a)(9)(C) of the Bankruptcy Code. If the Debtors or the Plan Administrator elect this option as to any Allowed Priority Tax Claim, then the payment of such Allowed Priority Tax Claim shall be made in equal semiannual installments with the first installment due on the later of: (i) the Effective Date, (ii) 30 calendar days after the date on which an order allowing such Allowed Priority Tax Claim becomes a Final Order, and (iii) such other time as may be agreed to by the Holder of such Allowed Priority Tax Claim and the Debtors or the Plan Administrator, as the case may be. Each installment shall include simple interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; provided, however, that the Reorganized Debtor shall reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Allowed Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty. Any claim or demand for penalty relating to any Priority Tax Claim (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors, the Reorganized Debtor, the Plan Administrator or their respective property.

        3.3.    Fee Claims

        Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Fee Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Fee Claim shall receive 100% of the unpaid allowed amount of such Claim in Cash on or as soon as reasonably practicable after the Effective Date.

        3.4.    Indenture Trustee Claims for Distribution Services

        To the extent the Indenture Trustee provides services directly related to making Distributions pursuant to the Plan, the Indenture Trustee shall be entitled to receive from the Reorganized Debtor, without further notice, hearing or order of the Bankruptcy Court, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms and in an amount agreed to among the Indenture Trustee, the Debtors or the Plan Administrator, as the case may be, and the Creditors' Committee or the PEDC, as the case may be, but in all events shall not exceed in the aggregate $25,000 without application to and the approval of the Bankruptcy Court. The allowance and payment of reasonable compensation and reimbursement of expenses to the Indenture Trustee pursuant to this Section 3.4 of the Plan is without prejudice to (i) the right of the Indenture Trustee, pursuant a previously filed proof of Claim or request for payment, to seek allowance and payment of an Administrative Claim as reimbursement of the Indenture trustee's reasonable fees, expenses, disbursements and attorneys' and agents' fees incurred in connection with services rendered by the Indenture Trustee under the Indenture during the period from the Petition Date through the Effective Date and (ii) any legal and equitable defenses, counterclaims, setoffs or recoupments of the Debtors or their Estates, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC in respect of such Claim.

Article IV.

CLASSIFICATION, TREATMENT AND VOTING OF CLAIMS AND INTERESTS

        4.1.    Summary

        The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

Class	Claim	Status	Voting Rights
Class 1	Priority Non-Tax Claims	Unimpaired	Not Entitled to Vote
Class 2	Secured Claims	Unimpaired	Not Entitled to Vote
Class 3	Convenience Claims	Unimpaired	Not Entitled to Vote
Class 4A	Senior Unsecured Claims	Impaired	Entitled to Vote
Class 4B	Note Claims	Impaired	Entitled to Vote
Class 4C	Other Unsecured Claims	Impaired	Entitled to Vote
Class 5	Intercompany Claims	Impaired	Not Entitled to Vote
Class 6	Interests	Impaired	Not Entitled to Vote

        4.2.    Class 1 (Priority Non-Tax Claims)

        4.3.    Classification:    Class 1 shall consist of all Priority Non-Tax Claims.

          4.3.1.    Treatment:    Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Priority Non-Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Non-Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Non-Tax Claim in Cash on or as soon as reasonably practicable after the Distribution Date.

          4.3.2.    Voting:    Class 1 is an unimpaired class, and Holders of Class 1 Claims are not entitled to vote.

        4.4.    Class 2 (Secured Claims)

          4.4.1.    Classification:    Class 2 shall consist of all Secured Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

          4.4.2.    Treatment:     Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and Section 5.10 hereof, each Holder of an Allowed Secured Claim shall receive, at the option of the Debtors or the Plan Administrator, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Plan Administrator: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid allowed amount of such Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; or (c) such other treatment as shall be agreed to between the Holder of such Claim and the Debtors, the Plan Administrator, the Creditors' Committee or the PEDC, as appropriate. Such Distribution shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Plan Administrator of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder's Lien or other security interest in the relevant collateral shall be deemed released. To the extent a Claim is partially an Allowed Secured Claim based on an offset right and partially an Allowed Claim of another type, such Secured Claim shall be deemed to have been (x) setoff only to the extent of the allowed amount of the allowed, liquidated, nondisputed, noncontingent claim owing to the Debtors or the Reorganized Debtor, and (y) a Claim classified in another relevant Class for any excess of such Claim over the amount so set off. If a Claim is fully a Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtors that are in an amount in excess of the amount validly offset and the payment, in full and in cash, of all amounts due and owing as of the Effective Date to the Debtors and the turnover of any property of the Debtors held by such claimant on account of any unliquidated, disputed or contingent right of setoff shall be a precondition of the allowance of such Secured Claim.

          4.4.3.    Voting:    Class 2 is an unimpaired class, and Holders of Class 2 Claims are not entitled to vote.

        4.5.    Class 3 (Convenience Claims)

          4.5.1.    Classification:    Class 3 shall consist of all Convenience Claims.

          4.5.2.    Treatment:    Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Class 3 Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Class 3 Claim shall receive 100% of the unpaid allowed amount of such Allowed Class 3 Claim in Cash on or as soon as reasonably practicable after the Distribution Date.

          4.5.3.    Voting:    Class 3 is an unimpaired class, and Holders of Class 3 Claims are not entitled to vote.

        4.6.    Class 4A (Senior Unsecured Claims)

          4.6.1.    Classification:    Class 4A shall consist of all Senior Unsecured Claims.

          4.6.2.    Treatment:    Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Class 4A Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each Holder of an Allowed Class 4A Claim shall receive on account of such Claim until paid in full: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.17 hereof as such provisions apply to Senior Unsecured Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims, which

  Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.18 hereof as such provisions apply to Senior Unsecured Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.19 hereof as such provisions apply to Senior Unsecured Claims.

          4.6.3.    Voting:    Class 4A is an impaired class, and Holders of Allowed Class 4A Claims are entitled to vote.

        4.7.    Class 4B (Note Claims)

          4.7.1.    Classification:    Class 4B shall consist of all Note Claims.

          4.7.2.    Treatment:    Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Class 4B Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each Holder of an Allowed Class 4B Claim shall receive on account of such Claim until paid in full: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.17 hereof as such provisions apply to Note Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.18 hereof as such provisions apply to Note Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.19 hereof as such provisions apply to Note Claims.

          4.7.3.    Voting:    Class 4B is an impaired class, and Holders of Allowed Class 4B Claims are entitled to vote.

          4.7.4.    Allowance.    The Note Claims shall be allowed as a single Claim in the name of the Indenture Trustee in the amount of $152,526,041.67 (inclusive of all principal, premium, if any, and interest accrued and unpaid as of the Petition Date), and any and all other Claims for payment of any principal, premium, if any, and interest owing and unpaid in respect of such Notes shall be disallowed for Distribution (but not voting) purposes.

        4.8.    Class 4C (Other Unsecured Claims)

          4.8.1.    Classification:    Class 4C shall consist of all Other Unsecured Claims.

          4.8.2.    Treatment:    Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Class 4C Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each Holder of an Allowed Class 4C Claim shall receive on account of such Claim until paid in full: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims.

          4.8.3.    Voting:    Class 4C is an impaired class, and Holders of Allowed Class 4C Claims are entitled to vote.

          4.8.4.    Allowance of Indenture Trustee Prepetition Fees and Expenses:    The Indenture Trustee shall be deemed to have an Allowed Other Unsecured Claim on account of the Indenture Trustee Prepetition Fees and Expenses in an amount to be agreed to among the Indenture Trustee, the Debtors or the Plan Administrator, as the case may be, and the Creditors' Committee or the PEDC, as the case may be. The allowance of the Indenture Trustee Prepetition Fees and Expenses pursuant to this Section 4.8.4. of the Plan is without prejudice to (i) the right of the Indenture Trustee, pursuant a previously filed proof of Claim or request for payment, to seek allowance and payment of an Administrative Claim as reimbursement of the Indenture trustee's reasonable fees, expenses, disbursements and attorneys' and agents' fees incurred in connection with services rendered by the Indenture Trustee under the Indenture during the period from the Petition Date through the Effective Date and (ii) any legal and equitable defenses, counterclaims, setoffs or recoupments of the Debtors or their Estates, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC in respect of such Claim.

        4.9.    Class 5 (Intercompany Claims)

          4.9.1.    Classification:    Class 5 shall consist of all Intercompany Claims.

          4.9.2.    Treatment:    In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be eliminated and holders of Intercompany Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

          4.9.3.    Voting:    Class 5 is an impaired Class and Holders of Interests in Class 5 shall be conclusively deemed to have rejected the Plan.

        4.10.    Class 6 (Interests)

          4.10.1.    Classification:    Class 6 shall consist of all Interests in any Debtor.

          4.10.2.    Treatment:    No Holders of Interests shall receive any Distribution of any kind under the Plan on account of such Interests; provided, however, in the event that prior to the closing of the Chapter 11 Cases the Plan Administrator, in consultation with the PEDC, determines that Residual Equity Assets are available for Distribution to Holders of Interests, then, upon reasonable notice to the Holders of record of Interests as of the Interest Distribution Record Date, the United States Trustee and the PEDC, the Plan Administrator shall file a motion with the Bankruptcy Court requesting approval of procedures for making Distributions to the Holders of Interests as of the Interest Distribution Record Date. All Interests in any of the Debtors shall be deemed canceled.

          4.10.3.    Voting:    Class 6 is an impaired Class and Holders of Interests in Class 6 shall be conclusively deemed to have rejected the Plan.

Article V.

IMPLEMENTATION

        In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means of execution and implementation of the Plan.

        5.1.    The Reorganized Debtor

        (a)    Continued Existence.    The Reorganized Debtor shall continue in existence after the Effective Date to (i) complete the Transfer of the Debtors' assets in such a manner as is reasonably likely to maximize the Distributions available for Holders of Allowed Claims, (ii) distribute the Proceeds from such Transfers in accordance with the provisions of the Plan, (iii) enforce and prosecute Litigation

Claims, claims, defenses, interests, rights and privileges of the Debtors and their Estates and the Reorganized Debtor, (iv) reconcile Claims and resolving Disputed Claims, (v) administer the Plan, (vi) file appropriate tax returns and (vii) take such other action as may be necessary or appropriate to effectuate the Plan. As soon as reasonably practicable after the Effective Date, but subject to the completion of its other duties under the Plan, the Reorganized Debtor shall complete the Transfer of all of the Debtors' assets and make Distributions of all of the Debtors' assets in accordance with the terms of the Plan.

        (b)    Discontinuation of Business, Liquidation and Dissolution of Reorganized Debtor.    Except as specifically provided in the Plan, the Reorganized Debtor intends to cease any remaining operations as soon as reasonably practicable after the Effective Date. Upon the Distribution of all of the Debtors' assets pursuant to this Plan and the filing by the Plan Administrator of a certification to that effect with the Bankruptcy Court, the Reorganized Debtor shall be dissolved for all purposes without the necessity for any other or further actions to be taken on behalf of such entities or payments to be made in connection therewith. From and after such date of dissolution, the Reorganized Debtor (i) for all purposes shall be deemed to have dissolved and withdrawn its business operations from any state or country in which it was previously conducting, or is registered or licensed to conduct, its business operations, and shall not be required to file any document, pay any sum or take any other action, in order to effectuate such withdrawal and (ii) shall not be liable in any manner to any taxing authority for franchise, business, capital, license or similar taxes accruing after such date.

        5.2.    Powers

        (a)    Directors and Officers.    On the Effective Date, the authority, power and incumbency of the Persons then acting as directors, officers or managing members or partners of the Debtors shall be terminated, such directors, officers or managing members or partners shall be deemed to have resigned and such directors, officers and managing members or partners shall be released from any responsibilities, duties and obligations that arise on or after the Effective Date to the Debtors or their creditors under the Plan or applicable law.

        (b)    Succession by Plan Administrator.    On the Effective Date, the Plan Administrator shall be appointed and shall succeed to such powers as would have been applicable to the Debtors' general partners, limited partners, officers, directors and shareholders, and the Debtors shall be authorized to be (and, by the conclusion of the winding up of their affairs, shall be) dissolved. All other property of the Estates not distributed to the Holders of Claims on the Effective Date including, without limitation, any moneys held in escrow or separate segregated accounts during the pendency of the Chapter 11 Cases, shall be managed by the Plan Administrator and shall be held in the name of Reorganized Debtor free and clear of all Claims against and Interests in the Debtors, except for the rights to Distribution afforded to Holders of Claims under the Plan. The Plan Administrator shall make the remaining Distributions required under the Plan in accordance with the Plan's terms. After the Effective Date, the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee and the PEDC shall have no liability to Holders of Claims or Interests other than as provided for in the Plan. The Plan will be administered and actions will be taken in the name of the Reorganized Debtor through the Plan Administrator irrespective of whether any of the Debtors have been dissolved.

        5.3.    Plan Administrator

        (a)    Appointment of Plan Administrator.    The Creditors' Committee, with the consent of the Debtors (such consent not to be unreasonably withheld), shall designate the Plan Administrator at least five (5) Business Days prior to the commencement of the Confirmation Hearing, or such other date as may be fixed by the Bankruptcy Court. Appointment of the Plan Administrator shall be subject to the approval of the Bankruptcy Court pursuant to Order (which may be the Confirmation Order). The salient terms of the Plan Administrator's employment, including the Plan Administrator's duties and compensation, to the extent not set forth in the Plan, or in the Plan Supplement, shall be set forth in the Order approving the appointment of the Plan Administrator (which may be the Confirmation Order) or attachments thereto.

        (b)    Execution of Plan Administrator Agreement.    On the Effective Date, the Plan Administrator and a duly authorized member of the Creditors' Committee on behalf of the Debtors and their Estates shall execute the Plan Administrator Agreement.

        (c)    Duties of Plan Administrator.    In general, the Plan Administrator shall act for the Debtors in a fiduciary capacity as applicable to a board of directors, subject to the provisions hereof and of the Plan Administrator Agreement and the Confirmation Order. The duties and powers of the Plan Administrator shall include the following, but in all cases shall be consistent with the terms of the Plan:

          (i)    To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any general or limited partner, officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders, including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtors, merger of any Debtor into another Debtor and the dissolution of any Debtor;

          (ii)  To maintain accounts, make Distributions and take other actions consistent with the Plan and the implementation hereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the Debtors or the Plan Administrator, even in the event of the dissolution of the Debtors;

          (iii)  Subject to the applicable provisions of the Plan, to collect and liquidate all assets of the Estates pursuant to the Plan and to administer the winding-up of the affairs of the Debtors;

          (iv)  as to (x) any Claim (Disputed or otherwise) that is a Committee Member Matter and (y) any other Claim (Disputed or Otherwise) to which the PEDC has not objected after being requested by the Plan Administrator to do so pursuant to Section 9.1 hereof, to object to any such Claims (Disputed or otherwise), including, as discussed in Section 9.4 hereof, and to compromise or settle any Claims prior to objection without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order;

          (v)  To make decisions, without further Court approval but with the consent of the PEDC (such consent not be unreasonably withheld), regarding the retention or engagement of professionals, employees and consultants by the Plan Administrator and to pay, from the Wind-down Reserve and/or the Litigation Reserve, the fees and charges incurred by the Plan Administrator on or after the Effective Date for fees of professionals, disbursements, expenses or related support services relating to the winding down of the Debtors and implementation of the Plan without application to the Bankruptcy Court, provided, however, that the Plan Administrator and the Debtors shall have no obligation to pay for professional fees, disbursements, expenses or any related support services incurred by the Creditors' Committee subsequent to its dissolution on the Effective Date;

          (vi)  To seek a determination of tax liability under section 505 of the Bankruptcy Code and to pay taxes, if any, related to the Debtors or the sale of non-Cash Assets of the Debtors;

          (vii) To take all other actions not inconsistent with the provisions of the Plan which the Plan Administrator deems reasonably necessary or desirable with respect to administering the Plan;

          (viii)  To employ the Disbursing Agent (with the consent of the Creditors' Committee) and to make or cause the Disbursing Agent to make all Distributions to Holders of Allowed Claims provided for or contemplated by the Plan;

          (ix)  To invest Cash in accordance with section 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court and as deemed appropriate by the Plan Administrator;

          (x)  To collect any accounts receivable or other claims of the Debtors or the Estates not otherwise disposed of pursuant to the Plan;

          (xi)  To enter into any agreement or execute any document required by or consistent with the Plan and perform all of the Debtors' obligations thereunder;

          (xii) With the consent of the PEDC (such consent not to be unreasonably withheld), to abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of its choice, any assets if it concludes that they are of no material benefit to the Estates;

          (xiii)  As to (x) any Litigation Claim that is a Committee Member Matter or (y) any Litigation Claim that the PEDC has declined to prosecute after being requested by the Plan Administrator to do so pursuant to Section 10.2 hereof, to prosecute and/or settle such Litigation Claims and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and litigate or settle such Litigation Claims on behalf of the Debtors or the Reorganized Debtor, as appropriate, and pursue to settlement or judgment such actions;

          (xiv) If the PEDC determines, in the exercise of the PEDC's discretion, that it has a disabling conflict of interest with respect to the settlement of Claims, the resolution or prosecution of Litigation Claims or any other matter, the Plan Administrator shall exercise the PEDC's rights and authorities with respect to such matter;

          (xv) To purchase or create and carry or maintain all insurance policies and insurance coverage and pay all insurance premiums and costs it deems necessary or advisable;

          (xvi) To implement and/or enforce all provisions of the Plan; and

          (xvii)  To collect and liquidate all assets of the Estates pursuant to the Plan and administer the winding-up of the affairs of the Debtors including, but not limited to, causing the dissolution of each Debtor and closing the Chapter 11 Cases.

        (d)    Indemnification of Plan Administrator.    The Plan Administrator shall be defended, held harmless and indemnified from time to time by the Debtors or the Reorganized Debtor, as the case may be, against any and all losses, Claims, costs, expenses and liabilities to which the Plan Administrator may be subject by reason of the Plan Administrator's execution in good faith of his, hers or its duties; provided, however, that the indemnification obligations arising pursuant to this Section shall indemnify neither the Plan Administrator, nor any Person employed or retained by the Plan Administrator for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of his, hers or its duties or material breach of this Plan. Satisfaction of any obligation of the Estates arising pursuant to the terms of this Section shall be prior and superior to any other rights to receive a Distribution of the Assets of the Estates.

        (e)    Resignation, Death or Removal of Plan Administrator.    The Plan Administrator may resign at any time upon thirty (30) days' written notice in accordance with section 13.12 of the Plan, to the PEDC. The PEDC, in the exercise of its reasonable discretion, may remove the Plan Administrator upon notice to parties-in-interest pursuant to section 13.12 hereof and in accordance with the Plan Administrator Agreement. No right, claim or cause of action of the Estates or the Reorganized Debtor, as the case may be, shall be deemed waived, dismissed, lapsed or otherwise forfeited solely by reason of a vacancy in the Plan Administrator position. If the position of Plan Administrator shall remain vacant for more than thirty (30) days after the Plan Administrator's resignation or removal, any party-in-interest may seek to have the Court appoint a replacement Plan Administrator. No successor Plan Administrator hereunder shall in any event have any liability or responsibility for the acts or omissions, if any, of his or her predecessors. Every successor Plan Administrator appointed hereto shall execute, acknowledge and deliver to the Bankruptcy Court and the PEDC an instrument in writing accepting such appointment hereunder, and thereupon such successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor.

        5.4.    Creditors' Committee and Post-Effective Date Committee

        (a)    Dissolution of the Creditors' Committee.    The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of any continuing duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention and employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate, except with respect to (i) all Fee Claims and (ii) any appeals of the Confirmation Order. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Fee Order and this Plan. Counsel to the Creditors' Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized hereunder upon the submission of invoices to the Plan Administrator. On the Effective Date and simultaneous with the dissolution of the Creditors' Committee, the PEDC, or if the PEDC has not been appointed the Plan Administrator, shall be deemed automatically substituted, without further notice or hearing, for the Creditors' Committee in any adversary proceeding, contested matter or other action or proceeding wherever pending in which the Creditors' Committee is a party interest. No right, claim or cause of action shall be deemed waived, dismissed, lapsed or otherwise forfeited solely by reasons of the dissolution of the Creditors' Committee.

        (b)    Creation of the PEDC.    The Creditors' Committee is authorized, in its sole discretion, to appoint and create the PEDC. The PEDC shall consist of three (3) members of the Creditors' Committee whose identities shall be disclosed to the Bankruptcy Court on or before the Confirmation Date. If the Creditors' Committee desires to create the PEDC, on or before the Confirmation Date, the Creditors' Committee shall identify the initial members of the PEDC and upon the occurrence of the Effective Date the Creditors' Committee shall cease to exist, and the PEDC shall be deemed created and the identified initial members appointed. The PEDC may adopt such bylaws as it deems appropriate, provided that such bylaws do not conflict with the Plan, the Confirmation Order or the Plan Administrator Agreement.

        In the event that a member of the PEDC resigns from its position on the PEDC, such member shall have the right to designate its successor on the PEDC, provided that any successor so designated must be a creditor of the Debtors' Estates. To the extent that a resigning member of the PEDC does not exercise its right to designate its successor on the PEDC within ten (10) days after such member's resignation from the PEDC, the non-resigning members of the PEDC shall have the right to designate a successor to the resigning member of the PEDC.

        In the event that there have been no PEDC members for a period of thirty (30) consecutive days, then (i) the Plan Administrator may, during such vacancy and thereafter, in its sole discretion, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a PEDC, (ii) all references to the PEDC's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void and (iii) any authority vested in the PEDC under the Plan, the Plan Administrator Agreement or the Confirmation Order shall be transferred and vested in the Plan Administrator.

        (c)    Reimbursement of PEDC Expenses.    Members of the PEDC shall not be entitled to compensation for serving as a member of the PEDC, but shall entitled to receive reimbursement of reasonable, actual and necessary expenses incurred by them in carrying out the purpose of the PEDC (excluding PEDC member counsel expenses).

        (d)    Authority of PEDC.    The powers and authority of the PEDC shall be the following: (i) to make decisions, without further Court approval but with the consent of the Plan Administrator (such consent not be unreasonably withheld), regarding the retention or engagement of professionals, employees and consultants by the PEDC; (ii) to object to any Claims (Disputed or otherwise), other than a Committee Member Matter, including as described in Section 9.1, and to compromise or settle any Claims, other than a Claim that if objected to would be a Committee Member Matter, prior to objection without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order; (iii) to prosecute and/or settle any Litigation Claims, other than any Committee Member Matter, and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and litigate or settle such Litigation Claims on behalf of the Debtors or the Reorganized Debtor, as appropriate, and pursue to settlement or judgment such actions; (iv) in accordance with 5.3(e) of the Plan, to appoint a successor Plan Administrator; (v) if the Plan Administrator determines, in the exercise of the Plan Administrator's discretion, that he has a disabling conflict of interest with respect to the settlement of Claims, the resolution or prosecution of Litigation Claims or any other matter, the PEDC shall exercise the Plan Administrator's rights and authorities with respect to such matter; and (vi) to review and comment upon any final accounting prepared by the Plan Administrator in respect of the Estates at least twenty (20) days prior to the Filing of such final accounting with the Bankruptcy Court.

        (e)    Indemnification.    If the PEDC is created, except as otherwise set forth in this Plan, the members of the PEDC (solely with respect to each member of the PEDC's conduct in furtherance of its, his or her duties as a member of the PEDC, and not with respect to the actions of such members as individual creditors) shall be defended, held harmless and indemnified from time to time by the Debtors or the Reorganized Debtor, as the case may be, against any and all losses, Claims, costs, expenses and liabilities to which such indemnified parties may be subject by reason of such indemnified party's execution in good faith of their duties; provided, however, that the indemnification obligations arising pursuant to this Section shall indemnify neither the members of the PEDC, nor any Person employed or retained by the PEDC for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of their duties or material breach of this Plan. Satisfaction of any obligation of the Estates arising pursuant to the terms of this Section shall be payable only from the assets of the Estates and such right to payment shall be prior and superior to any other rights to receive a Distribution of the Assets of the Estates.

        5.5.    Standing of Plan Administrator and PEDC

        The Plan Administrator and the PEDC, pursuant to the terms of this Plan, the Confirmation Order and the Plan Administrator Agreement (as to the Plan Administrator), are authorized to investigate, prosecute and, if necessary, litigate any Litigation Claim on behalf of the Reorganized Debtor and the Estate(s) and shall have standing as an Estate representative to pursue any Litigation Claims and objections to Claims, whether initially filed by the Debtors, the Creditors' Committee, the Reorganized Debtor or the Plan Administrator, and may assert any defenses that may otherwise have been asserted by a trustee under the Bankruptcy Code. The Plan Administrator and the PEDC shall also be vested with all rights, powers and benefits afforded to a trustee under sections 704 and 1106 of the Bankruptcy Code. Except as provided herein, no Asset of the Estates shall be deemed abandoned and no Litigation Claim shall be deemed released or compromised by or as a result of this Plan, its confirmation or its consummation or its treatment of any Claim or Creditor. Further, except as expressly provided herein, no defense, setoff, counterclaim or right of recoupment of the trustee, the Debtors or their Estates shall be deemed waived or compromised.

        5.6.    Investments

        All Cash held by the Plan Administrator shall be invested in accordance with section 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court and as deemed appropriate by the Plan Administrator.

        5.7.    Revesting of Assets

        Pursuant to section 1141(b) of the Bankruptcy Code, except as otherwise provided in the Plan, property of the Estates and of the Debtors shall revest in the Reorganized Debtor on the Effective Date of the Plan. From and after the Effective Date, the Reorganized Debtor may operate its business and use, acquire, and dispose of property without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order. As of the Effective Date, all property of the Debtors and the Reorganized Debtor shall be free and clear of all Claims, Liens and interests, except as specifically provided in the Plan or in the Confirmation Order.

        5.8.    Exemption from Certain Transfer Taxes

        (a)  Pursuant to section 1146(c) of the Bankruptcy Code: (i) the issuance, transfer or exchange of any securities, instruments or documents; (ii) the creation of any other Lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan or the sale of any assets of the Debtors or the Plan Administrator, including any deeds, bills of sale or assignments executed in connection with the Plan or the Confirmation Order, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

        (b)  Each of the asset sales entered into by the Debtors during the Chapter 11 Cases and approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code was a sale in contemplation of this Plan and, therefore, all such actions taken pursuant to such sales are entitled to the exemptions provided for under and to the fullest extent permitted by section 1146(c) of the Bankruptcy Code.

        5.9.    Asset Sales

        All non-Cash assets of the Estates (other than collateral returned to the Holder of a Secured Claim pursuant to section 4.4 hereof) not previously disposed of shall be sold or otherwise liquidated or, if appropriate in the judgment of the Plan Administrator, in consultation with the PEDC, abandoned in any commercially reasonable manner, including to a charitable organization or organizations designated by the Plan Administrator, in consultation with the PEDC, in respect of assets of inconsequential value. Subject to the provisions of 5.24 of the Plan, all other non-Cash assets of the

Estates as of the Effective Date shall similarly be sold, liquidated or abandoned by the Plan Administrator in consultation with the PEDC.

        5.10.    Setoffs

        Except as otherwise provided in the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Plan Administrator (in consultation with the PEDC) or the PEDC (in consultation with the Plan Administrator) may, pursuant to applicable law (including section 553 of the Bankruptcy Code), offset against any Claim, including an administrative expense of the Debtors, before any Distribution is made on account of such Claim, any and all of the claims, rights and causes of action of any nature that the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee (as a representative of the Estates) or the PEDC (as a representative of the Estates) may hold against the Holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC, nor any provision of this Plan shall constitute a waiver or release by the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC of any such claims, rights and causes of action that the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC may possess against such Holder. To the extent the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC fail to set off against a creditor and seek to collect a claim from such creditor after a Distribution to such creditor pursuant to the Plan, the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC, if successful in asserting such claim, shall be entitled to full recovery on the claim of such party or parties against such creditor. The Plan Administrator or the PEDC may seek (but are not required to seek) Bankruptcy Court approval for any such setoff or, on a quarterly basis, for any such setoffs effected or proposed to be effected within such quarterly period.

        5.11.    Compromise of Controversies

        Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, Distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, any Claims and controversies by and among all Holders of Senior Unsecured Claims, all Holders of Note Claims, the Indenture Trustee and the Debtors related to the construction and enforcement of Article Twelve of the Indenture and any Claim or controversy by or among such parties related to any alleged priority or subordination in respect to any Distributions received on account of such Senior Unsecured Claims and such Note Claims. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties-in-interest, and are fair, equitable and within the range of reasonableness.

        5.12.    Withdrawal of the Plan

        The Debtors reserve the right, in the exercise of their reasonable discretion in consultation with the Creditors' Committee, to revoke and withdraw or to modify the Plan at any time prior to the Confirmation Date or, if the Debtors are for any reason unable to consummate the Plan after the Confirmation Date, at any time up to the Effective Date. If the Debtors revoke or withdraw the Plan, (a) nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by or against the Debtors or the Creditors' Committee or to prejudice in any manner the rights of the Debtors, the Creditors' Committee or any Person in any further proceeding involving the Debtors or the Creditors' Committee and (b) the result shall be the same as if the Confirmation Order were not entered, the Plan was not filed and the Effective Date did not occur.

        5.13.    Cramdown

        With respect to Class 5 and Class 6, the Debtors are seeking confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. If any other impaired Class(es) vote(s) to reject the Plan, the Debtors reserve their right to seek confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to such Class(es) as well.

        5.14.    Creation and Funding of Reserves

        On the Effective Date, the Plan Administrator shall establish and use the assets of the Estates to fund the Wind-Down Reserve, Litigation Reserve, Disputed Claim Reserve and the minimum reserve required pursuant to this Plan.

        5.15.    Wind-down Cost and Administrative/Priority Payment

        On the Effective Date, or as soon thereafter as reasonably practicable, the Plan Administrator shall create the Wind-down Reserve and shall transfer an appropriate amount into such reserve from the assets of the Estates. The Plan Administrator shall pay plan administration costs and costs of holding and liquidating any non-Cash property, including but not limited to taxes, insurance proceeds, rent, wages and professional fees, from the Wind-down Reserve. To the extent the Plan Administrator, in consultation with the PEDC, determines that funds allocated to the Wind-down Reserve are insufficient to for such purposes, the Net Proceeds of the continuing liquidation of the Debtors' Assets and any other Available Cash shall, to the extent necessary for such purposes, be allocated to the Wind-down Reserve. After all costs associated with the Wind-down Reserve have been paid and/or upon the reasonable determination of the Plan Administrator, in consultation with the PEDC, that the funds in the Wind-down Reserve exceed the amounts necessary to pay the expenses for which such fund is established, the remaining or excess funds, as applicable, in the Wind-down Reserve shall be designated Available Cash.

        5.16.    Funding of the Plan

          5.16.1.    The Distributions to be made pursuant to the Plan and the Cash necessary to fund the Estates obligations will be available from funds realized in connection with past operations of the Debtors and their non-debtor affiliates, existing Cash assets of the Debtors, the liquidation of the non-Cash assets of the Debtors, and any release of funds from the Disputed Claim Reserve after the Effective Date.

          5.16.2.    To the extent not otherwise provided for herein or ordered by the Bankruptcy Court, the Plan Administrator, in consultation with the PEDC, shall estimate appropriate reserves of Cash to be set aside in order to pay or reserve for the payment of actual expenses and liabilities of the Estates after the Effective Date and expenses which accrued prior to the Effective Date, including Fee Claims, Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims and Secured Claims.

          5.16.3.    Notwithstanding any contrary provision contained herein, the Plan Administrator, in consultation with the PEDC, shall not be obligated to physically segregate and maintain separate accounts for reserves or for the General Distribution Fund, Group A Distribution Fund or the Group B Distribution Fund. Separate reserves and funds may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Plan Administrator to determine Available Cash, reserves and amounts to be paid to parties in interest.

        5.17.    General Distribution Fund

          5.17.1.    Funding of General Distribution Fund.    After all payments have been made or properly reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Fee Claims, Secured Claims and Convenience Claims and all costs associated with the Wind-down Reserve and Litigation Reserve have been paid, and/or upon the reasonable determination of the Plan Administrator, in consultation with the PEDC, that the funds in the Wind-down Reserve and Litigation Reserve exceed the amounts necessary to pay the expenses for which such reserves have been established, the Available Cash at such point in time in excess of any minimum reserve established by the Bankruptcy Court or Plan Administrator shall be allocated to the General Distribution Fund and available for Distribution to the holders of Allowed Unsecured Claims, subject to the subordination and priority provisions set forth in Section 5.17.2 hereof.

          5.17.2.    Allocation of Available Cash.    Until such time as all Holders of Senior Unsecured Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any such Disputed Claims if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), fifty percent (50%) of any amounts from the General Distribution Fund that would otherwise be allocated for Ratable Distribution to Holders of Class 4B Claims shall be distributed on the Distribution Date to Holders of Class 4A Claims or reserved for Disputed Class 4A Claims, as appropriate. On and after the date that all holders of Class 4A Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any Disputed Claims in Class 4A if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), any amounts from the General Distribution Fund that would be allocated to Class 4A after considering amounts that the Class 4A Reserve received from Class 4B shall be distributed on the next Distribution Date to holders of Class 4B Claims that have not waived their rights to receive payment therefrom.

        5.18.    Group A Distribution Fund

          5.18.1.    Funding of Group A Distribution Fund.    After all payments have been made or properly reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Fee Claims, Secured Claims and Convenience Claims and all costs associated with the Wind-down Reserve and Litigation Reserve have been paid, and/or upon the reasonable determination of the Plan Administrator, in consultation with the PEDC, that the funds in the Wind-down Reserve and Litigation Reserve exceed the amounts necessary to pay the expenses for which such reserves have been established, the Net Proceeds of the Group A Litigation Claims at such point in time in excess of any minimum reserve established by the Bankruptcy Court or Plan Administrator shall be allocated to the Group A Distribution Fund and available for Distribution to the holders of Allowed Unsecured Claims, subject to the subordination and priority provisions set forth in Section 5.18.2 hereof.

          5.18.2.    Allocation of Net Proceeds of Group A Litigation Claims.    Until such time as all Holders of Senior Unsecured Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any such Disputed Claims if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), one hundred percent (100%) of any amounts from the Group A Distribution Fund that would otherwise be allocated for Ratable Distribution to

  Holders of Class 4B Claims shall be distributed on the next Distribution Date to Holders of Class 4A Claims or reserved for Disputed Class 4A Claims, as appropriate. On and after the date that all holders of Class 4A Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any Disputed Claims in Class 4A if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), any amounts from the Group A Distribution Fund that would be allocated to Class 4A after considering amounts that the Class 4A Reserve received from Class 4B shall be distributed on the next Distribution Date to holders of Class 4B Claims that have not waived their rights to receive payment therefrom.

        5.19.    Group B Distribution Fund

          5.19.1.    Funding of Group B Distribution Fund.    After all payments have been made or properly reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Fee Claims, Secured Claims and Convenience Claims and all costs associated with the Wind-down Reserve and Litigation Reserve have been paid, and/or upon the reasonable determination of the Plan Administrator, in consultation with the PEDC, that the funds in the Wind-down Reserve and Litigation Reserve exceed the amounts necessary to pay the expenses for which such reserves have been established, the Net Proceeds of the Group B Litigation Claims at such point in time in excess of any minimum reserve established by the Bankruptcy Court or Plan Administrator shall be allocated to the Group B Distribution Fund and available for Distribution to the holders of Allowed Unsecured Claims, subject to the subordination and priority provisions set forth in Section 5.19.2 hereof.

          5.19.2.    Allocation of Net Proceeds of Group B Litigation Claims.    The Net Proceeds of the Group B Litigation Claims shall be Ratably distributed to Holders of Allowed Class 4A Claims, Allowed Class 4B Claims and Allowed Class 4C Claims or reserved for Disputed Class 4A Claims, Disputed Class 4B Claims or Disputed Class 4C Claims, as appropriate.

        5.20.    Employee Programs

        On the Effective Date, to the extent not earlier terminated in accordance with their terms, all employee programs, including but not limited to any retirement plans or agreements and health benefits and disability plans shall be deemed terminated in accordance with their terms with no further action required by the Debtors, the Reorganized Debtor or the Plan Administrator, and to the extent that any such employee programs constitute distinct executory contracts with individual employees or otherwise, such contracts shall be deemed rejected in accordance with Section 8.1 hereof. The Plan Administrator, in consultation with the PEDC, shall be authorized, but not required, to take any actions and make payment of the actual amount, if any, required to be contributed to or on account of an employee program to permit the termination of such programs and discharge all benefit liabilities to participants and beneficiaries of such programs.

        5.21.    Retention of Actions and Defenses

        All claims, rights, defenses, offsets, recoupments, causes of action, actions in equity, or otherwise, whether arising under the Bankruptcy Code or federal, state, or common law, which constitute property of the Estates within the meaning of section 541 of the Bankruptcy Code, as well as all claims, rights, defenses, offsets, recoupments, and causes of action arising under Chapter 5 of the Bankruptcy Code (including without limitation the Litigation Claims) with respect to the Debtors or their Estates, shall be and hereby are preserved. Prosecution and settlement of such claims, rights, defenses and causes of action shall be the sole responsibility of the Plan Administrator and the PEDC, pursuant to this Plan, the Confirmation Order and the Plan Administrator Agreement (as to the Plan Administrator), and the Plan Administrator or the PEDC, as the case may be, shall pursue those claims, rights, defenses and causes of action, as appropriate, in accordance with their respective judgment, of what is in the best interests, and for the benefit of the Creditors and of the Estates.

        5.22.    Preservation of Escrows

        Notwithstanding anything to the contrary in the Plan, to the extent any sale of non-Cash assets requires the Plan Administrator to escrow or otherwise retain any consideration received in the sale (for example, pending post-closing adjustments), no such escrowed or retained funds shall be distributed to Holders of Secured Claims as set forth in the Plan, until the Plan Administrator or the Debtors are contractually allowed to distribute such funds or the Bankruptcy Court otherwise authorizes such Distribution.

        5.23.    Special Provisions Regarding Insurance Claims

        Distributions under the Plan to each Holder of an Allowed Insurance Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insurance Claim is classified; provided, however, that the maximum amount of any Distribution under the Plan on account of an Allowed Insurance Claim shall be limited to an amount equal to (a) the applicable deductible under the relevant Insurance Policy minus (b) any reimbursement obligation of the Debtors to the insurance carrier for sums expended by the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs). Nothing in this Article V of the Plan shall constitute a waiver of any claim, right or cause of action the Debtors may hold against any Person, including the Debtors' insurance carriers. Nothing in the Plan, including any releases, shall diminish or impair the enforceability of any Insurance Policies or other policies of insurance that may cover Insurance Claims or other claims against the Debtors or any other Person.

        5.24.    Non-Cash Property

        Any non-Cash property of the Estates may be sold, transferred or abandoned by the Plan Administrator, with the consent of the PEDC (such consent not to be unreasonably withheld). Notice of such sale, transfer or abandonment shall be provided to the Holders, if any, of Secured Claims holding Liens on such assets and to the PEDC. Subject to the provisions hereof with regard to Distributions to any Holders of Secured Claims, the Net Proceeds of such sales shall be held by the Estates pending Distribution or used to fund the Estates' obligations, as determined in the discretion of the Plan Administrator, acting in consultation with the PEDC. If such property cannot, in the Plan Administrator's judgment, after consultation with the PEDC, be sold in a commercially reasonable manner, the Plan Administrator shall have the right to abandon or otherwise dispose of such property, including by donation of such property to a charity designated by the Plan Administrator, in consultation with the PEDC. Except in the case of willful misconduct, no party in interest shall have a cause of action against the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or members thereof (solely in such members' respective capacities as members of the Creditors' Committee), the PEDC or members thereof (solely in such members' respective capacities as members of the PEDC), or their respective directors, officers, employees, consultants or professionals, arising from or related to: (a) the disposition of non-Cash property in accordance with this Section; or (b) the investment of amounts by the Plan Administrator.

        5.25.    Closing of Chapter 11 Cases

        When all Disputed Claims filed against the Debtors become Allowed Claims or have been disallowed or otherwise expunged and all of the Debtors' remaining assets have been liquidated and converted into Cash and such Cash has been distributed in accordance with the terms of this Plan, or at such earlier time as the Plan Administrator, with the consent of the PEDC (such consent not to be unreasonably withheld), deems appropriate, the Plan Administrator shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules.

Article VI.

SUBSTANTIVE CONSOLIDATION

        6.1.    Substantive Consolidation

        The Plan contemplates and is conditioned upon entry of the Substantive Consolidation Order, which shall effect the substantive consolidation of the Chapter 11 Cases into a single chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Effective Date: (i) all Intercompany Claims by and among the Debtors shall be eliminated; (ii) all assets and liabilities of the Debtors shall be merged or treated as though they were merged (except for the purpose of determining which liabilities are "Senior Debt" under Section 1.1 of the Indenture); (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) all Claims based upon guarantees of collection, payment or performance made by one or more Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; (v) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (vi) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; and (vii) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors in the consolidated Chapter 11 Cases and shall be deemed a single obligation of all of the Debtors under the Plan on and after the Confirmation Date; provided, however, that nothing in this Section 6.1 of the Plan (i) shall cause any Claim that, but for the substantive consolidation of the Estates, would not be "Senior Debt" as defined in Section 1.1 of the Indenture to be treated as a Senior Unsecured Claim under this Plan and (ii) shall cause any Claim that, but for the substantive consolidation of the Estates, would be "Senior Debt" as defined in Section 1.1 of the Indenture to be excluded from treatment as a Senior Unsecured Claim under this Plan.

        6.2.    Order Granting Substantive Consolidation

        Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, this Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases. Unless an objection to substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before the Ballot Deadline, or such other date as may be fixed by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

        6.3.    Merger of Subsidiaries into the Reorganized Debtor

        On the Effective Date or as soon thereafter as is practicable, (a) each of the Affiliate Debtors shall be deemed merged with and into eToys and (b) the Chapter 11 Cases of the Affiliate Debtors shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Affiliate Debtor shall be brought or otherwise commenced in eToys' Chapter 11 Case.

Article VII.

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

        7.1.    Surrender of Securities and Cancellation of Stock, Indenture and Other Instruments.

        (a)    Surrender of Securities.    Each Holder of any Claim against or Interest in the Debtors shall surrender to the Plan Administrator any Note, instrument, document, certificate, subordinated note, agreement, certificated security or other item evidencing such Claim. No Distribution hereunder shall be made to or on behalf of any Holder of a Claim or Interest unless and until such Holder surrenders such items to the Plan Administrator, or demonstrates the non-availability of such items to the satisfaction of the Plan Administrator, including requiring such Holder to post a lost instrument or other indemnity bond, among other things, to hold the Debtors, the Reorganized Debtor and the Plan Administrator harmless in respect of such instrument or other item described above and any Distributions made in respect thereof. Any such Holder that fails to surrender such items described above or satisfactorily explain their non-availability to the Plan Administrator within 180 days of the Effective Date shall be deemed to have no further Claim against or Interest in the Debtors, the Reorganized Debtor, the Plan Administrator or their property in respect of such Claim or Interest and shall not participate in any Distribution hereunder, and the Distribution that would otherwise have been made to such Holder shall be treated as Unclaimed Property. Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim or Disputed Interest shall not be required to surrender such items until the time such Claim or Interest is allowed or disallowed.

        (b)    Cancellation of Stock/Instruments.    All Old Common Stock of any of the Debtors, the Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of any of the Debtors shall be deemed canceled on the Effective Date.

        (c)    Cancellation of Indenture.    To the extent that the Indenture is not an executory contract rejected pursuant to Section 8.1 hereof (which rejection shall not give rise to rejection damages or additional Claims by the Holders of the Notes or the Indenture Trustee), the rights and obligations of the Debtors, if any, under any indenture shall be deemed canceled pursuant to section 1123(a)(5)(F) of the Bankruptcy Code on the Effective Date, except to the extent that any provisions of the Indenture is expressly incorporated into the Plan or is expressly deemed in the Plan to survive defeasance or termination under the Indenture. Notwithstanding the rejection or cancellation of the Indenture, such rejection or cancellation shall not impair the rights of the Holders of Notes Claims arising under or evidenced by any of the Indenture to receive Distributions on account of such Notes Claims under the Plan, subject to the Indenture Trustee's Charging Lien. The Indenture shall continue in effect to the extent necessary to (a) allow the Indenture Trustee to make the Distributions to be made on account of Note Claims under the Plan and (b) permit the Indenture Trustee to maintain its Indenture Trustee Charging Lien against any Distributions received by the Indenture Trustee.

        7.2.    Releases and Exculpation

        (a)    Waiver of Claims.    As of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in the Confirmation Order or herein, all Holders of Senior Unsecured Claims, all Holders of Note Claims and the Indenture Trustee shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever covenanted with each other to waive, release and not to assert, sue, or otherwise seek any recovery from each other, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any claim, right or cause of action related to the construction and enforcement of Article Twelve of the Indenture or any alleged priority or subordination in respect of Distributions received on account of such Senior Unsecured Claims and such Note Claims.

        (b)    Release of Liens and Perfection of Liens.    Except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (i) each Holder of (1) a Secured Claim, (2) a Claim that is purportedly secured and/or (3) a judgment, personal property or ad valorem tax, mechanics' or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been Scheduled or proof of such Claim has been Filed: (y) turn over and release to the Estates or the Plan Administrator, as the case may be, any and all property of the Debtors or the Estates that secures or purportedly secures such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtors, the Estates or the Plan Administrator, be deemed released; and (z) execute such documents and instruments as the Plan Administrator requires to evidence such Claim Holder's release of such property or lien, and if such Holder refuses to execute appropriate documents or instruments the Plan Administrator may, in his or her discretion, file a copy of the Confirmation Order which shall serve to release any Claim Holder's rights in such property; and (ii) on the Effective Date, all right, title and interest in such property shall revert to the Debtors or the Estates, free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

        Without limiting the automatic release provisions of the immediately preceding paragraph: (i) no Distribution hereunder shall be made to or on behalf of any Claim Holder unless and until such Holder executes and delivers to the Debtors, the Estates, the Reorganized Debtor or the Plan Administrator (as applicable) such release of liens or otherwise turns over and releases such Cash, pledge or other possessory liens; and (ii) such Holder that fails to execute and deliver such release of liens within one hundred and eighty (180) days after the Effective Date shall be deemed to have no Claim against the Debtors or the Estates or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder.

        Notwithstanding the foregoing, nothing in this Section 7.2(b) of the Plan, shall effect the validity or enforceability of the Indenture Trustee Charging Lien as against Distributions delivered into the possession, custody or control of the Indenture Trustee.

        (c)    Injunction.    The Confirmation Order shall provide, among other things, that all Persons who have held, hold or may hold Claims against or Interests in any of the Debtors are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Plan Administrator or any of their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting any right, claim or cause of action released pursuant to the Plan.

        Additionally, the Confirmation Order shall provide, among other things, that all Holders of Senior Unsecured Claim, all Holders of Note Claims and the Indenture Trustee are, with respect to such Senior Unsecured Claims and such Note Claims, permanently enjoined from and after the Confirmation Date from commencing or prosecuting any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities related to the construction and enforcement of Article Twelve of the Indenture or any alleged priority or subordination in respect of Distributions made on account of such Senior Unsecured Claims and Note Claims.

        (d)    Term of Bankruptcy Injunction or Stays.    All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estates has been distributed and the Reorganized Debtor has been dissolved.

        (e)    Exculpation.    The Released Parties (in their capacity as such, and specifically excluding any member of the Creditors' Committee as a vendor of, or in similar relationship or capacity to, the Debtors) and any property of or professionals retained by such parties, or direct or indirect predecessor in interest to any of the foregoing Persons, shall not have or incur any liability to any Person for any act taken or omission occurring on or after the Petition Date in connection with or related to the Debtors, the Plan Administrator or the Chapter 11 Cases, including but not limited to (i) formulating, preparing, disseminating, implementing, confirming, consummating or administrating the Plan (including soliciting acceptances or rejections thereof); (ii) the Disclosure Statement or any contract, instrument, release or other agreement or document entered into or any action taken or omitted to be taken in connection with the Plan; or (iii) any Distributions made pursuant to the Plan, except for acts constituting willful misconduct or gross negligence, and in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Article VIII.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        8.1.    Assumption or Rejection of Executory Contracts and Unexpired Leases

        (a)  On the Effective Date, all executory contracts and unexpired leases of the Estates shall be rejected by the Debtors pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except: (i) any executory contract or unexpired lease that is the subject of a separate motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order, provided, however, that upon denial or withdrawal of any such motion, such executory contract or unexpired lease shall automatically be rejected as if rejected hereunder as of the Effective Date; (ii) any executory contract or unexpired lease assumed or assumed and assigned by order of the Bankruptcy Court entered before the Confirmation Date and not subsequently rejected pursuant to an order of the Bankruptcy Court; (iii) any executory contract or unexpired lease listed on the Executory Contract Schedule; and (iv) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not an executory contract or lease that is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code, which agreements shall be subject to assumption or rejection within 30 days of any such determination. Subject to this Section 8.1 and Section 8.2 below, the Confirmation Order shall constitute an Order of the Bankruptcy Court approving the assumption, assumption and assignment or rejection, as applicable, of any contract or lease assumed, assumed and assigned or rejected pursuant to this Plan. Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date.

        (b)  Subject to subsection (a) above, the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption, assumption and assignment and/or rejection, as appropriate, of executory contracts and unexpired leases the assumption, assumption and assignment or rejection of which is provided for in Section 8.1(a) hereof pursuant to section 365 and 1123 of the

Bankruptcy Code and such assumption, assumption and assignment or rejection shall be deemed effective as of the Effective Date.

        (c)  On the Confirmation Date, and subject to the occurrence of the Effective Date, the executory contracts and unexpired leases, if any, listed on the Executory Contract Schedule shall be deemed assumed pursuant and subject to section 365 of the Bankruptcy Code and this Article VIII hereof. If a party to an executory contract or unexpired lease disagrees with the cure amount stated or opposes the assumption of the contract or unexpired lease on any basis, such party must file with the Bankruptcy Court and serve an objection on the Debtors and the Creditors' Committee at least three (3) Business Days' prior to the Confirmation Hearing. All such objections shall be determined at the Confirmation Hearing or on such other date designated by the Bankruptcy Court. THE FAILURE TO TIMELY FILE AND SERVE SUCH AN OBJECTION SHALL CONSTITUTE A WAIVER OF ANY OBJECTION TO SUCH ASSUMPTION OR THE CURE AMOUNT, AND THE WAIVING PARTY, ITS SUCCESSORS AND ASSIGNS, SHALL BE FOREVER BARRED FROM CONTESTING SUCH ASSUMPTION OR ASSERTING A CLAIM FOR AN ADDITIONAL AMOUNT AGAINST THE DEBTORS, THE ESTATES OR THE PLAN ADMINISTRATOR, OR THEIR SUCCESSORS OR ASSIGNS.

        (d)  The fact that any contract or lease is listed on the Executory Contract Schedule shall not constitute or be construed to constitute an admission that such contract or lease is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code or that the Debtors or any successor in interest to the Debtors has any liability thereunder.

        8.2.    Bar Date for Rejection Damages

        If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 4C; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtor, the Plan Administrator, their successors or properties, unless a proof of such Claim is filed and served on the Plan Administrator within thirty (30) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease which may include, if applicable, the Confirmation Order.

Article IX.

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS

        9.1.    Objection Deadline; Authority to Object

        No later than the Claims Objection Deadline (unless extended by order of the Bankruptcy Court), the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC, as the case may be, shall file objections to Claims and Interests with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit the ability of the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC, as appropriate, to object to Claims and Interests, if any, filed or amended after the Claims Objection Deadline. Subject to the limitations set forth in the Plan Administrator Agreement and as expressly provided in this Plan, the Plan Administrator and the PEDC shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature and/or amount thereof.

        Unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided herein, from and after the Effective Date the PEDC shall have the exclusive right to file objections to Claims and Interests, excluding any Committee Member Matter. As to any Committee Member Matter, unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided herein, the Plan Administrator shall have the exclusive right to file objections to any such Claims or Interests. The Plan Administrator may request that the PEDC file objections to Claims and Interests, in which event, within thirty (30) days from and after any such request, the PEDC shall file such requested objection, or shall decline in writing to the Plan Administrator. In the event that the Committee declines or fails to file the requested objection, the Plan Administrator shall have the right to file the objection. Nothing in this Plan is intended to or shall be deemed to affect the ability of the Debtors or the Plan Administrator, as the case may be, and the Creditors' Committee or the PEDC, as the case may be, to reach a different agreement as between them in respect of the allocation of authority and responsibility for objecting to any Claims and Interests.

        Unless otherwise agreed by the Debtors or the Plan Administrator, as the case may be, and the Creditors' Committee or the PEDC, as the case may be, or ordered by the Bankruptcy Court after provision to the Debtors or the Plan Administrator, on the one hand, or the Creditors' Committee or the PEDC, on the other hand, of reasonable notice and opportunity to be heard, each of the Plan Administrator and the PEDC: (a) shall consult with the Other at least seven (7) business days before filing any objection to any Claim or Interest; and (b) shall consult with the Plan Administrator or the PEDC, as appropriate, and comply with all reasonable requests for information made by the Plan Administrator or the PEDC, as appropriate, with respect to the prosecution (e.g., filing of pleadings, service of discovery) of any objection to any Claim or Interest; provided, however, that nothing in this Section 9.1 of the Plan is intended to or shall be deemed: (a) to require the Plan Administrator to consult with, give advanced notice to or furnish information to the PEDC relating to any pending or contemplated Committee Member Matter; or (b) to require the PEDC to consult with, give advanced notice to or furnish information to the Plan Administrator relating to any pending or contemplated objection to any Claim or Interest directed against any insider (as defined in section 101(31) of the Bankruptcy Code) of any Debtor; provided further, however, that nothing in this Section 9.1 of the Plan shall constitute a waiver or deemed to waive any requirement contained within this Plan to consult with, furnish information to and/or obtain the consent of the PEDC or the Plan Administrator, as appropriate, including without limitation the consents required in connection with proposed settlements of Claims and Litigation Claims pursuant to Sections 9.4 and 10.3 of this Plan.

        9.2.    Estimation of Claims

        Subject to the allocation of authority and responsibility provided for in this Article IX of the Plan, the Plan Administrator or the PEDC, as appropriate, may, at any time, request that the Bankruptcy Court estimate, pursuant to section 502(c) of the Bankruptcy Code, any Claim that is contingent or unliquidated, regardless of whether a Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount of such estimation will constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Plan Administrator or PEDC, as appropriate, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any mechanism permitted under the Bankruptcy Code or the Plan.

        9.3.    Amendments to Claims

        A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors, in consultation with the Creditors' Committee, and the Holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law. After the Confirmation Date, a Claim may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the Holder of such Claim solely to decrease, but not to increase, the amount or priority. Unless otherwise provided herein, any new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC, unless the Claim Holder has obtained prior Court authorization for the filing.

        9.4.    Authority to Settle Disputed Claims

        From and after the Effective Date, the PEDC and the Plan Administrator shall be authorized with respect to those Claims or Interests which are not Allowed hereunder or by Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromise and settlement of claims:

          (a)  If the proposed amount at which the Disputed Claim to be allowed is less than or equal to $1,000,000, the PEDC or the Plan Administrator, as appropriate, shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon (i) the Plan Administrator or PEDC's receipt of the consent (such consent not to be unreasonably withheld) of the of the PEDC in the case of a settlement by the Plan Administrator or the consent of the Plan Administrator in the case of a settlement by the PEDC or (ii) or Court approval of such settlement; and

          (b)  If the proposed amount at which the Disputed Claim is to be allowed is greater than $1 million, the PEDC or the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement.

        Nothing in this Section 9.4 of the Plan is intended to or shall be deemed to alter or amend the allocation of authority between the Plan Administrator, as the entity primarily responsible for the investigation, prosecution and resolution of all Committee Member Matters, and the PEDC, as the entity primarily responsible for the investigation, prosecution and resolution of all other objections to Claims or Litigation Claims.

Article X.

DEBTORS' CAUSES OF ACTION

        10.1.    Litigation Claims Generally

        (a)  All Litigation Claims shall remain property of the Debtors or the Reorganized Debtor, as the case may be, and may be prosecuted, settled or abandoned by the Plan Administrator or the PEDC, subject to the terms and conditions of this Plan, the Confirmation Order, the Plan Administrator Agreement and any Final Order of the Bankruptcy Court, after the Effective Date. Notwithstanding anything to the contrary herein, no Distribution shall be made to the Holder of any Claim, including by way of setoff or recoupment by such claimant, if the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC have taken action to recover, or given notice to the applicable party of intent to take such action, on a Litigation Claim against the Holder of such

Claim (or the direct or indirect transferor of such Holder), until such Litigation Claim is resolved by Final Order.

        (b)  The fees and costs of pursuing the Litigation Claims (exclusive of contingency fees and other costs that may be paid to professionals directly out of recoveries on Litigation Claims) shall be funded with Cash from the Litigation Reserve or Available Cash in an amount to be determined by the Plan Administrator with the Consent of the PEDC (such consent not to be unreasonably withheld). To the extent the Plan Administrator, in consultation with the PEDC, determines that funds allocated to the Litigation Reserve are insufficient to for such purposes, the Net Proceeds of the continuing liquidation of the Debtors' Assets and any other Available Cash shall, to the extent necessary for such purposes, be allocated to the Litigation Reserve.

        10.2.    Authority To Prosecute Litigation Claims

        Unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided herein, from and after the Effective Date the PEDC shall have the exclusive right to prosecute any Litigation Claims, excluding any Committee Member Matters. As to any Committee Member Matter, unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided herein, the Plan Administrator shall have the exclusive right to prosecute any such Litigation Claim. The Plan Administrator may request that the PEDC prosecute any Litigation Claim, in which event, within thirty (30) days from and after any such request, the PEDC shall commence a proceeding with respect to such Litigation Claim, or shall decline in writing to the Plan Administrator. In the event that the Committee declines or fails to commence the requested proceeding, the Plan Administrator shall have the right to commence and prosecute the Litigation Claim. Nothing in this Plan is intended to or shall be deemed to affect the ability of the Debtors or the Plan Administrator, as the case may be, and the Creditors' Committee or the PEDC, as the case may be, to reach a different agreement as between them in respect of the allocation of responsibility for the prosecution of Litigation Claims.

        Unless otherwise agreed by the Debtors or the Plan Administrator, as the case may be, and the Creditors' Committee or the PEDC, as the case may be, or ordered by the Bankruptcy Court after provision to the Debtors or the Plan Administrator, on the one hand, or the Creditors' Committee or the PEDC, on the other hand, of reasonable notice and opportunity to be heard, each of the Plan Administrator and the PEDC: (a) shall consult with the Other at least seven (7) business days before commencing a proceeding with respect to any Litigation Claim; and (b) shall consult with the Plan Administrator or the PEDC, as appropriate, and comply with all reasonable requests for information made by the Plan Administrator or the PEDC, as appropriate, with respect to the prosecution (e.g., filing of pleadings, service of discovery) of any Litigation Claim; provided, however, that nothing in this Section 10.2 of the Plan is intended to or shall be deemed: (a) to require the Plan Administrator to consult with, give advanced notice to or furnish information to the PEDC relating to any pending or contemplated Committee Member Matter; or (b) to require the PEDC to consult with, give advanced notice to or furnish information to the Plan Administrator relating to any pending or contemplated Litigation Claim directed against any insider (as defined in section 101(31) of the Bankruptcy Code) of any Debtor; provided further, however, that nothing in this Section 10.2 of the Plan shall constitute a waiver or deemed to waive any requirement contained within this Plan to consult with, furnish information to and/or obtain the consent of the PEDC or the Plan Administrator, as appropriate, including without limitation the consents required in connection with proposed settlements of Claims and Litigation Claims pursuant to Sections 9.4 and 10.3 of this Plan.

        10.3.    Authority To Settle Litigation

        From and after the Effective Date, the PEDC and the Plan Administrator shall be authorized with respect to any Litigation Claims, pursuant to Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code, to compromise and settle such Litigation Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromise and settlement of such Litigation Claims:

          (a)  If (i) the total amount in controversy in connection with a Litigation Claim to be settled is less than $500,000 (i.e. the total amount the PEDC or Plan Administrator seeks to recover on behalf of the estate, exclusive of costs, attorneys' fees, expenses and punitive damages, is less than $500,000), (ii) a proceeding has been commenced with respect to such Litigation Claim in any Court and (iii) the proposed settlement of the Litigation Claim involves solely the payment in Cash to the Reorganized Debtor of an amount not less than fifty percent (50%) of the total amount in controversy in connection with such Litigation Claim, then the PEDC or Plan Administrator, as the case may be, shall be authorized and empowered to settle the Litigation Claim and execute necessary documents, including a stipulation of settlement or release, upon (x) the Plan Administrator or PEDC's receipt of the consent (such consent not to be unreasonably withheld) of the of the PEDC in the case of a settlement by the Plan Administrator or the consent of the Plan Administrator in the case of a settlement by the PEDC or (y) Court approval of such settlement; and

          (b)  if the settlement of a Litigation Claim at issue is not one that complies with the requirements of the foregoing Section 10.3(a), then the PEDC or the Plan Administrator, as the case may be, may settle such Litigation with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

Article XI.

DISTRIBUTIONS

        11.1.    No Distributions Pending Allowance

        Notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

        11.2.    No Recourse

        Notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which there is insufficient Cash in the relevant fund or reserve to provide a recovery equal to that received by other Holders of Allowed Claims in the relevant Class, no Claim Holder shall have recourse to the Debtors, the Reorganized Debtor, the Plan Administrator, the Disbursing Agent, the Creditors' Committee or any member thereof (as to such Creditors' Committee members, solely in their capacity as members of the Creditors' Committee), the PEDC or any member thereof (as to such PEDC members, solely in their capacity as members of the PEDC) or any of their respective professionals, or their successors or assigns, or the Holder of any other Claim, or any of their respective property. However, nothing in the Plan shall modify any right of a Holder of a Claim under section 502(j) of the Bankruptcy Code. THUS, THE BANKRUPTCY COURT'S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

        11.3.    Transmittal of Distributions and Notices

        (a)  Any property or notice which a Person is or becomes entitled to receive pursuant to the Plan may be delivered by regular mail, postage prepaid, in an envelope addressed to that Person at the address indicated on any notice of appearance filed by that Person or his authorized agent prior to the

Effective Date. Except as otherwise provided in this Section 11.3 of the Plan, if no notice of appearance has been filed, notice shall be sent to the address indicated on a properly filed proof of Claim or, absent such a proof of Claim, the address set forth in the relevant Schedule of Assets and Liabilities for that Person. Property distributed in accordance with this Section shall be deemed delivered to such Person regardless of whether such property is actually received by that Person.

        (b)  A Holder of a Claim or Interest may designate a different address for notices and Distributions by notifying the Debtors or the Plan Administrator of that address in writing. Any change of address of a party entitled to receive Distributions hereunder must be provided to the Plan Administrator by registered mail in order to be effective. Such notification shall be effective upon receipt.

        (c)  With respect to the Holders of Gift Certificate Claims that have not prior to the Effective Date of the Plan properly filed a proof of claim or properly completed and returned a Ballot to the Balloting Agent identifying such Holder's Distribution Address and the Gift Certificate Number that corresponds to such Holder's Gift Certificate Claim, the following procedures shall apply:

            (i)  Within ten (10) Business Days' after the Effective Date, the Plan Administrator shall cause an e-mail notice (the "Gift Certificate Distribution Notice") to be electronically transmitted to each known Holder of a Gift Certificate Claim at the last known e-mail address for such Holder. The Gift Certificate Distribution Notice shall conspicuously state that in order to be eligible to receive a Distribution under the Plan, each Holder of a Gift Certificate Claim that has not prior to the Effective Date of the Plan properly filed a proof of claim or properly completed and returned a Ballot to the Balloting Agent identifying such Holder's Distribution Address and the Gift Certificate Number that corresponds to such Holder's Gift Certificate Claim, must supply such information to the Disbursing Agent in writing or by other means acceptable to the Plan Administrator, in the Plan Administrator's sole discretion, by the date that is no later than thirty (30) days of the date of service by email of the Gift Certificate Notice (the "Gift Certificate Distribution Information Deadline").

          (ii)  Any Holder of a Gift Certificate Claim that has not prior to the Effective Date of the Plan properly filed a proof of claim or properly completed and returned a Ballot to the Balloting Agent identifying such Holder's Distribution Address and the Gift Certificate Number that corresponds to such Holder's Gift Certificate Claim and who fails to supply the Disbursing Agent with such information in writing or by other means acceptable to the Plan Administrator, in the Plan Administrator's sole discretion, on or before the Gift Certificate Information Deadline shall forfeit any right to receive a Distribution on account of such Claim. Furthermore, any Holder of a Gift Certificate Claim that fails to comply with these procedures shall be forever barred from asserting such Gift Certificate Claim against any of the Debtors, the Reorganized Debtor, the Plan Administrator, the Estates or their property, such Gift Certificate Claim shall be discharged, and the Holder thereof shall be enjoined from commencing, or continuing any action, employment of process or act to collect, offset or recover such Gift Certificate Claim.

        11.4.    Unclaimed Property

        If any Distribution remains unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan to the Holder entitled thereto, such Unclaimed Property shall be forfeited by such Holder, whereupon all right, title and interest in and to the Unclaimed Property shall immediately and irrevocably revest in the Reorganized Debtor, the Holder of the Allowed Claim previously entitled to such Unclaimed Property shall cease to be entitled thereto, and such property shall be retained by the Plan Administrator or deposited in the General Distribution Fund, the Group A Distribution Fund or the Group B Distribution Fund, as appropriate. A Claim shall not escheat to any federal, state or local government or other entity by reason of the failure of its Holder to claim a Distribution in respect of such Claim.

        11.5.    Withholding Taxes and Expenses of Distribution

        Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder. All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes. In addition, all Distributions under the Plan shall be net of the actual and reasonable costs of making such Distributions.

        11.6.    Distributions to Holders of Notes

        Any individual proof of Claim for payment of any principal, premium, if any, and interest owing and unpaid in respect of the Notes filed by the Holder of a Note Claim with respect to which Note Claim a proof of Claim has been deemed filed or filed by the Indenture Trustee, shall be disallowed for Distribution (but not voting) purposes. Instead, one Note Claim shall be allowed in the name of the Indenture Trustee in the amount of $152,526,041.67, inclusive of all principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of the Notes. The Indenture Trustee shall be deemed to be the sole Holder of all Allowed Claims for payment of any principal, premium, if any, and interest owing and unpaid in respect of the Notes issued under the Indenture. Accordingly, any Distributions provided for in the Plan on account of Allowed Note Claims shall be made to the Indenture Trustee, which Distributions (subject to the rights of the Indenture Trustee to assert its Indenture Trustee Charging Lien against the Distributions) the Indenture Trustee shall promptly transmit to the Holders of the Notes in accordance with terms and provisions of the Plan and the Indenture (as modified by the Plan).

        11.7.    Allocation of Plan Distributions Between Principal and Interest

        To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

        11.8.    Disputed Payment

        If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution, the Disbursing Agent may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account until the disposition thereof shall be determined by Court order or by written agreement among the interested parties to such dispute.

        11.9.    Distribution Record Dates

        (a)    Claim Distribution Record Date.    As of the close of business on the Claim Distribution Record Date, the various transfer registers for each of the Classes of Claims as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims. The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee, the PEDC and the Disbursing Agent shall have no obligation to recognize any transfer of the Claims occurring on or after the Claim Distribution Record Date unless notice of the transfer of such Claim, in form and substance satisfactory to the Debtors or the Plan Administrator, as appropriate, shall have been received by the Debtors or the Plan Administrator, as appropriate, prior to the following Claim Distribution Record Date. The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee, the PEDC and the Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Claims Distribution Record Date, to the extent applicable.

        (b)    Interest Distribution Record Date.    As of the close of business on the Interest Distribution Record Date, the various transfer registers for the Class of Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Interests. The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee, the PEDC and the Disbursing Agent shall have no obligation to recognize any transfer of Interests occurring on or after the Claim Distribution. The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee, the PEDC and the Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Interest Distribution Record Date, to the extent applicable.

        11.10.    Interest on Claims

        Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, interest, fees, costs and other charges accruing or incurred on or after the Petition Date shall not be paid on any Claims, and no Holder of a Claim shall be entitled to interest, fees, costs or other charges accruing or incurred on or after the Petition Date on an Claim. To the extent provided for in the Plan, the Confirmation Order or required by the Bankruptcy Code, postpetition interest shall accrue on Claims at the applicable nondefault rate. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date such Claim becomes an Allowed Claim.

        11.11.    Miscellaneous Distribution Provisions

        (a)    Method of Cash Distributions.    Any Cash payment to be made by the Disbursing Agent pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Disbursing Agent, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

        (b)    Distributions on Non-Business Days.    Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

        (c)    No Distribution in Excess of Allowed Amount of Claim.    Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the allowed amount of such Claim. Except as otherwise expressly provided herein, no Claim shall be allowed to the extent that it is for postpetition interest.

        (d)    No De Minimis Distributions.    Notwithstanding anything herein to the contrary, no Holder of any Allowed Class 4A, 4B or 4C Claim in an amount that would entitle such Holder to a pro-rata Distribution of less than $10.00 shall receive any Distribution on account of such Allowed Claim.

Article XII.

CONFIRMATION AND CONSUMMATION OF THE PLAN

        12.1.    Confirmation Date

        The Plan may not be confirmed, the Bankruptcy Court may not approve the Confirmation Order and the Confirmation Date shall not occur unless each of the conditions set forth below is satisfied or waived (if and to the extent permitted by Section 10.3 of this Plan):

        (a)  the Disclosure Statement Order shall have been entered and shall be in a form and substance reasonably acceptable to the Debtors and the Creditors' Committee;

        (b)  the Confirmation Order shall be a form and substance reasonably acceptable in form and substance to the Debtors and the Creditors' Committee; and

        (c)  the Substantive Consolidation Order, which may be the Confirmation Order, shall be reasonably acceptable in form and substance to the Debtors and the Creditors' Committee and shall have been approved by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

        12.2.    Effective Date

        The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry. Notwithstanding the foregoing, the Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the conditions set forth below is satisfied or waived (if and to the extent permitted by Section 12.3 of this Plan):

        (a)  the Debtors shall have sufficient Cash on hand (or investments projected by the Debtors to provide timely Cash) to make timely Distributions of Cash required hereunder;

        (b)  the Confirmation Order shall be a Final Order and no request for revocation of the Confirmation Order shall have been made or, if made, shall remain pending; and

        (c)  the Substantive Consolidation Order, which may be the Confirmation Order, shall be a Final Order and no request for revocation of the Substantive Consolidation Order shall have been made or, if made, shall remain pending.

        12.3.    Waiver of Conditions to Confirmation and Consummation

        Other than the requirements that the Disclosure Statement Order, the Substantive Consolidation Order and the Confirmation Order must be entered and the Debtors must have sufficient Cash on hand, none of which can be waived, the requirement that a particular condition be satisfied may be waived in whole or part by the Debtors, in consultation with the Creditors' Committee, and the Debtors' benefits under the "mootness doctrine" shall be unaffected by any provision hereof. The failure to satisfy any condition may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including, without limitation, any act, action, failure to act or inaction by any of the Debtors). If the Debtors fail to assert the non-satisfaction of any such conditions, such failure shall not be deemed a waiver of any other rights hereunder.

        12.4.    Effect of Nonoccurrence of the Conditions to Consummation

        If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is more than thirty (30) days after the Confirmation Date, or such later date as shall be agreed by the Debtors and the Creditors' Committee, the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is vacated pursuant to this Section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims against or Interests in any of the Debtors.

Article XIII.

ADMINISTRATIVE PROVISIONS

        13.1.    Retention of Jurisdiction

        Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan to the fullest extent legally permissible, including, without limitation, for the following purposes:

          (i)    To determine the allowability, classification, or priority of Claims upon objection by the Debtors, the Plan Administrator, the Creditors' Committee or the PEDC, or any other party in interest entitled to file an objection, and the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances;

          (ii)  To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Cases on or before the Effective Date with respect to any Person;

          (iii)  To protect the property of the Estates or the Reorganized Debtor, as the case may be, including Litigation Claims, from claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning liens, security interest or encumbrances on any property of the Estates or the Reorganized Debtor;

          (iv)  To determine any and all applications for allowance of Fee Claims;

          (v)  To determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims or any other request for payment of claims or expenses entitled to priority under section 507(a) of the Bankruptcy Code;

          (vi)  To resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions hereunder;

          (vii) To determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases, or to determine any motion to reject an executory contract or unexpired lease pursuant to Section 9.1(a) of the Plan;

          (viii)  To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

          (ix)  To enter a Final Order closing the Chapter 11 Cases;

          (x)  To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

          (xi)  To issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

          (xii) To enable the Plan Administrator or the PEDC, as appropriate, to prosecute any and all proceedings to set aside liens or encumbrances and to recover any Transfers, assets, properties or damages to which the Debtors may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to the Plan;

          (xiii)  To determine any tax liability pursuant to section 505 of the Bankruptcy Code;

          (xiv) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

          (xv) To resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the applicable Claims bar date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

          (xvi) To resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Chapter 11 Cases;

          (xvii)  To authorize sales of assets as necessary or desirable and resolve objections, if any, to such sales;

          (xviii)  To hear and resolve Litigation Claims;

          (xix) To resolve any disputes concerning any release of a nondebtor hereunder or the injunction against acts, employment of process or actions against such nondebtor arising hereunder;

          (xx) To approve any Distributions, or objections thereto, under the Plan;

          (xxi) To approve any Claims settlement entered into or offset exercised by the Plan Administrator or the PEDC;

          (xxii)  To oversee any dispute concerning improper or excessive draws under letters of credit issued for the account of the Debtors; and

          (xxiii)  To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

        13.2.    Amendments

        (a)    Preconfirmation Amendment.    The Debtors, in consultation with the Creditors' Committee, may modify the Plan at any time prior to the entry of the Confirmation Order, provided that the Plan, as modified, and the disclosure statement pertaining thereto meet applicable Bankruptcy Code requirements.

        (b)    Postconfirmation Amendment Not Requiring Resolicitation.    After the entry of the Confirmation Order, the Debtors or the Plan Administrator, as appropriate, may modify the Plan, with the consent, which consent shall not unreasonably be withheld, of the Creditors' Committee or PEDC, as appropriate, to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment or Distributions of any Class of Allowed Claims or Interests under the Plan. Any waiver under Section 12.3 hereof shall not be considered to be a modification of the Plan.

        (c)    Postconfirmation/Preconsummation Amendment Requiring Resolicitation.    After the Confirmation Date and before substantial consummation of the Plan, the Debtors or the Plan Administrator, as appropriate, may, with the consent of the Creditors' Committee or the PEDC, as appropriate, which consent shall not unreasonably be withheld, modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a Class of Claims or Interests, provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims or Interests voting in each Class affected by such modification; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified.

        13.3.    Severability of Plan Provisions

        If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision and make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such Holder, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

        13.4.    Successors and Assigns

        The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Person.

        13.5.    Governing Law

        Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal laws apply, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

        13.6.    Corporate Action

        The dissolution of the Debtors and any other matters provided for under the Plan involving the corporate or entity structure of any Debtor or corporate action, as the case may be, to be taken by or required of any Debtor shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects, without any requirement of further action by stockholders, directors, general or limited partners of any of the Debtors or the Plan Administrator, as the case may be.

        13.7.    Effectuating Documents and Further Transactions

        Each Debtor, the Reorganized Debtor, the Plan Administrator and the PEDC shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

        13.8.    Plan Supplement

        The Plan Supplement comprised of, among other things, the forms of the documents related to the Amended Certificate of Incorporation and By-Laws, the Plan Administrator Agreement, the Disbursing Agent Agreement and the Executory Contract Schedule, shall be filed with the Bankruptcy Court at least five (5) Business Days prior to the commencement of the Confirmation Hearing. Upon its filing, the Plan Supplement may be inspected in the offices of the Clerk of the Bankruptcy Court during normal business hours. Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 13.12 of the Plan. The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

        13.9.    Confirmation Order and Plan Control

        To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, any other agreement entered into between or among any Debtors, or any of them and any third party, the Plan controls the Disclosure Statement and any such agreements and the Confirmation Order (and any other orders of the Bankruptcy Court) controls the Plan.

        13.10.    Payment of Statutory Fees

        All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date, or as soon as reasonably practicable thereafter, and neither the Debtors, their Estates, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee nor the PEDC shall thereafter be liable for the payment of additional fees under 28 U.S.C. § 1930 other than with respect to eToys' Chapter 11 Case.

        13.11.    Rules of Construction

          (a)    Undefined Terms.    Any term used herein that is not defined herein shall have the meaning ascribed to any such term used in the Bankruptcy Code and/or the Bankruptcy Rules, if used therein.

          (b)    Miscellaneous Rules.    (i) The words "herein," "hereof," "hereunder," and other words of similar import refer to this Plan as a whole, not to any particular section, subsection, or clause, unless the context requires otherwise; (ii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, unless superseded herein or in the Confirmation Order; (iii) any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date; (iv) in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply; and (v) whenever the Plan provides that a payment or Distribution shall occur "on" any date, it shall mean "on, or as soon as reasonably practicable after" such date.

        13.12.    Notices

        All notices and demands to or upon the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows (or at such other address for such entity as shall be specified by like notice):

  (a)
  if to the Debtors, the Reorganized Debtor or the Plan Administrator:

    EBC I, Inc., f/k/a eToys, Inc.
    400 Continental Boulevard, 6th Floor
    El Segundo, CA 90245
    Ph: (310) 426-2183
    Fax: (310) 426-2188
    Attn: Barry Gold

    with copies to:

    Morris, Nichols, Arsht & Tunnell
    1201 N. Market Street, P.O. Box 1347
    Wilmington, Delaware 19899-1347
    Ph: (302) 658-9200
    Fax: (302) 658-3989
    Attn: Robert J. Dehney, Esq.
              Gregory W. Werkheiser, Esq.
              Michael G. Busenkell, Esq.

  (b)
  If to the Creditors' Committee or the PEDC:

    Traub, Bonacquist & Fox LLP
    655 Third Avenue, 21st Floor
    New York, NY 10017

    Ph: (212) 476-4770
    Fax: (212) 476-4787
    Attn.: Paul Traub, Esq.
              Michael Fox, Esq.
              Susan Balaschak, Esq.

      -and-

    Jaspan Schlesinger Hoffman LLP
    1201 North Orange St., 10th Floor
    Wilmington, DE 19801
    Ph: (302) 893-4757
    Attn.: Frederick Rosner, Esq.

        13.13.    No Admissions

        Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of a Claim's classification.

        Dated: August 5, 2002

EBC I, INC. formerly known as eToys, Inc.
By:	/s/ BARRY GOLD Name: Barry Gold Title: President
EBC DISTRIBUTION, LLC formerly known as eToys Distribution, LLC
By: EBC I, Inc.
	By:	/s/ BARRY GOLD Name: Barry Gold Title: President
eKIDS, INC.
By:	/s/ BARRY GOLD Name: Barry Gold Title: President
PMJ CORPORATION
By:	/s/ BARRY GOLD Name: Barry Gold Title: President

Counsel:
MORRIS, NICHOLS, ARSHT & TUNNELL
/s/ GREGORY W. WERKHEISER Robert J. Dehney (No. 3578) Gregory W. Werkheiser (No. 3553) Michael G. Busenkell (No. 3933) 1201 North Market Street P.O. Box 1347 Wilmington, DE 19899-1347 (302) 658-9200
ATTORNEYS FOR DEBTORS AND DEBTORS-IN-POSSESSION

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REVISED FIRST AMENDED CONSOLIDATED LIQUIDATING PLAN OF REORGANIZATION OF EBC I, INC., F/K/A ETOYS, INC., AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION Dated: August 5, 2002
TABLE OF CONTENTS
INTRODUCTION
ARTICLE I. DEFINITIONS
Article II. METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS AND GENERAL PROVISIONS
Article III. UNCLASSIFIED CLAIMS
Article IV. CLASSIFICATION, TREATMENT AND VOTING OF CLAIMS AND INTERESTS
Article V. IMPLEMENTATION